UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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Performance Capital Management, LLC
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[PERFORMANCE CAPITAL MANAGEMENT LETTERHEAD]

[*], 2010

EXECUTIVE SUMMARY

Dear Members of Performance Capital Management, LLC:

After careful consideration, the Board of Directors (the “Board”) of Performance Capital Management, LLC (the “Company,” “we,” “our,” or “us”) approved the dissolution and liquidation of the Company pursuant to a plan of dissolution (the “Plan of Dissolution”) on November 30, 2009, having concluded that this is in the best interests of the Company and its members (“Members,” “you,” or “your”). In order for the dissolution and liquidation to be implemented by the Board, however, it requires that Members holding a majority of the outstanding Member units approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution.

Accompanying this letter is a Notice of Member Action by Written Consent in Lieu of a Special Meeting of Members (“Notice”) and a Proxy Statement asking you to vote by completing and submitting your Consent to the Company. The form of Consent that you will use to vote accompanies the Proxy Statement. The Proxy Statement contains detailed information about the Company and the Plan of Dissolution, a copy of which is attached to the Proxy Statement as Appendix A. We encourage you to read it thoroughly before voting on this important matter.

If the dissolution of the Company in accordance with the Plan of Dissolution is approved by our Members, any net proceeds from the sale of our portfolios and other revenue will be distributed to you as provided in the Proxy Statement and the Plan of Dissolution, and subject to the Company’s Operating Agreement (“Operating Agreement”) and state law. The proceeds will first be used to pay secured creditors and expenses associated with the dissolution and other liabilities, as provided more fully in the Proxy Statement and the Plan of Dissolution. Any remaining proceeds will be distributed to the Company’s Members and Economic Interest Owners (“unit-holders”). We currently estimate that we will be able to distribute a total of between approximately $88,000 to approximately $334,000 to unit-holders if we are able to capitalize on a timely sale of our portfolios. The amount ultimately distributed may be more or less than these estimates depending upon a number of factors, including how much we ultimately generate from the sale of our portfolios and the amount of expenses associated with the dissolution of the Company. As in the past, payments per unit would be made in proportion to Percentage Interests (as defined in the Operating Agreement) based on unreturned balances of original funds invested by unit-holders, as called for in the Operating Agreement.

The Board strongly recommends that you vote “FOR” approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution. We do so acutely mindful that the alternative could be much worse. Since the Company is operating at a loss, if the dissolution of the Company pursuant to the Plan of Dissolution is not approved by the Members, the most likely alternative available to the Company will be to continue operations until the Company is forced to file for bankruptcy, which generally results in additional legal and other expenses associated with administering a bankruptcy proceeding, thereby increasing the likelihood that there would be nothing left to distribute to unit-holders.

The following discussion is contained in the Proxy Statement, but we thought it worthwhile to provide you with a recap here of how the Company has ended up in this position. Since 2002, when the Company emerged from bankruptcy, we have made every effort to revive and maintain the Company’s business operations. At the outset we distributed approximately $12 million to the Company’s unit-holders and since then we were able to make additional distributions totaling approximately $2.8 million. We thought that the business would continue to grow, but a few years ago we ran into several obstacles to our business plan – to recover the cost we pay for portfolios that we purchase, repay funds borrowed to purchase the portfolios, pay our collection, financing and operating costs and still have a profit.

[*], 2010

The first obstacle was a rapid increase in the price of new debt portfolios to a level that made it difficult for us to buy debt at prices that would enable us to generate a profit. We believe this was primarily due to growing competition from better capitalized firms driving up prices of new debt portfolios. At that point, we suspended distributions to conserve capital, expecting that prices would fall back to more reasonable levels. Prices did begin to fall, but the recession soon followed resulting in additional obstacles that included: (i) the collapse of the housing market and rising unemployment, which made it more difficult for debtors to repay their debts; and (ii) lenders, including banks and our main supplier of capital, Varde Investment Partners, L.P., only providing new loans on terms that would not enable us to generate a profit.

When the Company encountered the problems brought on by the recession, we took several steps to try to address them. First, we reduced costs (i.e., cutting staff, and reducing officer and director compensation). Second, hoping to save significant annual expenses associated with our obligation to report to the SEC, we petitioned the SEC to use its discretionary authority to exempt us from the requirement to file periodic reports, inasmuch as our units are and have never been publicly traded. And third, we solicited the services of a company specializing in raising capital. The cost-cutting gave us some breathing room, but our SEC petition was turned down because of a requirement that companies with more than 500 security holders are required to continue reporting, whether or not there is an established market for the securities. Our efforts to secure debt or equity financing were also unsuccessful.

Over the past year our monthly collections have fallen by more than 50% and we have been unable to purchase new debt portfolios. Our cash reserves have continued to fall and we are now generating insufficient collections revenue to meet our operating costs. As a result, we have had to terminate the majority of our employees and down-size our office space in an effort to continue paying our fixed expenses. In light of our limited resources, we are seeking to maximize the value of our remaining portfolios and to settle obligations to our creditors. Debt portfolios can significantly decrease in value in a short period of time. With that in mind, the Board has determined that it is in the best interests of our Members to maximize the value of our assets by strategically timing a sale of the portfolios to one or two purchasers instead of selling them piecemeal to many purchasers. These sales may occur before Members take action to dissolve the Company. The Funds generated from a sale of the portfolios will be used to settle amounts owed to creditors, which as of the date of this Proxy Statement stands at approximately $293,000, and to pay ongoing expenses, including the cost of soliciting a vote of the Members, with the remainder of funds held in a separate interest-bearing account pending the Member vote on the dissolution of the Company pursuant to the Plan of Dissolution. If there are too few votes for Members to take action or the Members vote against the proposal to dissolve the Company, we will continue to operate by buying and selling portfolios, outsourcing collections and paying expenses, seek a decree of judicial dissolution pursuant to California state law, and/or file for bankruptcy, depending upon the circumstances.

Six of our seven Board members are Members of the Company, so we had every interest in continuing the business and returning more of the capital originally invested in it to our unit-holders. The Company earned a good reputation for its business practices and, we believe, performed as efficiently as possible under the circumstances. We earnestly wish things had gone better, but we – both the Board and our employees – gave it our best efforts.

We, therefore, urge you to vote “FOR” the proposal presented in the Notice and Proxy Statement by completing, signing, dating and sending your Consent to the Company as soon as possible. If you have any questions about voting your units on the matters contained in the Proxy Statement, you may contact the Board or management by sending an email message to [*] or leaving a voice message at [*]. Depending upon your question(s), our response may not be made directly to you, but will take the form of a written communication to all Members.

With best wishes on Behalf of the Board,

/s/ Les Bishop
Les Bishop
Co-Chairperson of the Board

PERFORMANCE CAPITAL MANAGEMENT, LLC
7001 Village Drive, Suite 255, Buena Park, California  90621
714-736-3790

NOTICE OF MEMBER ACTION TO BE TAKEN BY WRITTEN CONSENT
IN LIEU OF A SPECIAL MEETING OF MEMBERS
ACTION TO BE TAKEN ON OR AFTER  [*], 2010

To the Members of Performance Capital Management, LLC:

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of Performance Capital Management, LLC, a California limited liability company, (“PCM,” the “Company,” “we,” “our,” or “us”) has approved the dissolution of the Company in accordance with a written plan of dissolution (the “Plan of Dissolution”) and now requests that the members (a “Member”, or the “Members”) of the Company consider and vote on the following proposal by written consent (“Consent”) in lieu of a special meeting of Members:

To approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution, in the form attached to the accompanying Proxy Statement as Appendix A.

Only Members of record at the close of business on Thursday, December 31, 2009 (the “Record Date”) will be entitled to notice of and to vote by Consent. IN ORDER TO APPROVE THE PLAN OF DISSOLUTION, THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF ALL OUTSTANDING MEMBER UNITS ON THE RECORD DATE IS REQUIRED.

Important Notice Regarding the Availability of Proxy Materials. Our Proxy Statement is attached. Financial and other information concerning the Company is contained in our fiscal 2008 Annual Report on Form 10-K for the year ended December 31, 2008 and our quarterly reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009, and September 30, 2009 (the “Periodic Reports”). This Proxy Statement and the Periodic Reports filed with the SEC in 2009 are available at the following web site:  http://www.[*], which does not have “cookies” that identify visitors to the site. We urge you to read the accompanying Proxy Statement in its entirety and consider it carefully. Please pay particular attention to the “Risk Factors” beginning on page 12 for a discussion of the risks related to the Plan of Dissolution. Members of record may vote:

•
By mail: mark, sign, date and promptly mail the Consent to Mr. David Caldwell, Chief Operations Officer, Performance Capital Management, LLC, 7001 Village Drive, Suite 255, Buena Park, California  90621;

•	By email: mark, sign, date, scan and send the Consent by email to: members@pcmllc.us; or

•	By facsimile: mark, sign, date and fax the Consent to the attention of Mr. David Caldwell, Chief Operations Officer at [*].

Any Consent may be revoked in writing at any time prior to 5:00 p.m. PST on [*], 2010. If your units are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your units.

YOUR VOTE IS VERY IMPORTANT.  We ask that you vote by signing, dating and returning the Consent accompanying this Notice and the Proxy Statement before 5:00 p.m. PST on [*], 2010.

By Order of the Board of Directors,

/s/ David J. Caldwell
David J. Caldwell
Chief Operations Officer
Buena Park, California
[*], 2010

Performance Capital Management, LLC
7001 Village Drive, Suite 255, Buena Park, California  90621
714-736-3790

PROXY STATEMENT

Member Action by Written Consent in Lieu of a Special Meeting of Members
Action to Be Taken On or After [*], 2010

GENERAL INFORMATION

This Proxy Statement is being furnished in connection with the solicitation of votes by the Board of Directors (the “Board”) of Performance Capital Management, LLC (“PCM,” the “Company,” “we,” “our,” or “us”) from the Company’s members (individually, a “Member” and collectively, the “Members”) on the proposal set forth in the Notice of Member Action to Be Taken by Written Consent in Lieu of Special Meeting of Members (“Notice”) accompanying this Proxy Statement. The Members votes are to be in the form of a written consent (“Consent”) in lieu of a special meeting of Members and must be submitted to the Company by 5:00 p.m. PST on [*], 2010 at its executive offices located at 7001 Village Drive, Suite 255, Buena Park, California 90621. This Proxy Statement and the accompanying form of Consent were made available to our Members on a web site ([*]) and a Notice of Internet Availability of Proxy Materials was sent to our Members on or about [*], 2010.

Voting

Only Members of record at the close of business on December 31, 2009 (the “Record Date”) are entitled to notice of, and to vote on the proposal set forth in this Proxy Statement and the Consent. At the close of business on the Record Date, 524,770 Member units were issued and outstanding and held by approximately 2,300 holders of record. Each Member unit is entitled to one vote on each matter to be voted upon by Consent. Consents received from the holders of a majority in voting power of the outstanding Member units on the Record Date will constitute a quorum for the transaction of business by Consent.

The Member units represented by each executed and returned Consent will be voted in accordance with the directions indicated on the Consent. If you sign your Consent without giving specific instructions, the Company will vote your units “FOR” the proposal in the Consent.

You can cause your units to be voted merely by signing, dating and mailing your Consent to the Company, or by submitting the Consent by email to [*] or facsimile to [*].

Any Consent given may be revoked by the person giving it at any time before 5:00 p.m. PST on [*], 2010 or prior to the time that Consents of Members having the minimum number of votes that would be required to authorize the proposed action have been filed with the Company. Consents may be revoked by signing and delivering a new Consent bearing a later date to the Company, or by delivering a written notice of revocation to the Company bearing a later date than the date of your Consent. The revocation is effective upon its receipt at the office of the Company.

Solicitation Expenses

We will pay all costs of solicitation, including the costs of preparing and distributing this Proxy Statement, the written Consent and any additional information furnished to Members. If our tracking of responses to our solicitation reveals a risk that we may not obtain sufficient signed Consents  by [*], 2010 to take action, we may have our employees, including management and Board members, contact Members by telephone, email, mail or personal solicitation to remind them to execute their Consents and return them to us. No additional compensation will be paid to directors, officers or other regular employees for their services in connection with this proxy solicitation. We estimate that total expenditures for this solicitation will be approximately $50,000.

Additional Information

If you have any questions regarding the matters contained in this Proxy Statement, you may contact the Board or management by sending an email message to [*] or leaving a voice message at [*]. Depending upon your question(s), our response may not be made directly to you, but will take the form of a written communication to all Members.

Notice and Proxy Statement of Performance Capital Management, LLC - [*], 2010 |

SUMMARY TERM SHEET

This summary term sheet highlights selected information contained in this Proxy Statement and may not contain all of the information that is important to you. To understand fully the legal requirements for the dissolution of Performance Capital Management, LLC under state and federal law and the Operating Agreement for the Company, as amended (the “Operating Agreement”) and for a more complete description of the terms of the Plan of Dissolution, you should carefully read this entire Proxy Statement and the documents accompanying and/or incorporated by reference into this Proxy Statement. See “Incorporation by Reference.” As used in this Proxy Statement, unless the context otherwise requires, the terms “we,” “us,” “our,” “the Company,” and “PCM” refer to Performance Capital Management, LLC, a California limited liability company.

The Company
The Company was formed in California in February of 2002. We acquire assets originated by federal and state banking and savings institutions, loan agencies, and other sources, for the purpose of generating income and cash flow from collecting or selling those assets. Typically, these assets consist of charged-off credit card contracts. These assets are typically purchased and sold as portfolios.

Our principal executive offices are located at 7001 Village Drive, Suite 255, Buena Park, California, 90621 and our telephone number is toll-free [*]. You can find more information about us in the documents that accompany this Proxy Statement.

Since 2002, when the Company emerged from bankruptcy, we have made every effort to revive and maintain the Company’s business operations. At the outset we distributed approximately $12 million to the Company’s Members and Economic Interest Holder (together, "Unit Holders") and since then we were able to make additional distributions totaling approximately $2.8 million. We thought that the business would continue to grow, but a few years ago we ran into several obstacles to our business plan – to recover the cost we pay for portfolios that we purchase, repay funds borrowed to purchase the portfolios, pay our collection, financing and operating costs and still have a profit.

The first obstacle was a rapid increase in the price of new debt portfolios to a level that made it difficult for us to buy debt at prices that would enable us to generate a profit. We believe this was primarily due to growing competition from better capitalized firms driving up prices of new debt portfolios. At that point, we suspended distributions to conserve capital, expecting that prices would fall back to more reasonable levels. Prices did begin to fall, but the recession soon followed resulting in additional obstacles that included: 1) the collapse of the housing market and rising unemployment, which made it more difficult for debtors to repay their debts; and 2) lenders, including banks and our main supplier of capital, Varde Investment Partners, L.P., only providing new loans on terms that would not enable us to generate a profit.

When the Company encountered the problems brought on by the recession, we took several steps to try to address them. First, we reduced costs (i.e., cutting staff, and reducing officer and director compensation). Second, hoping to save significant annual expenses associated with our obligation to report to the SEC, we petitioned the SEC to use its discretionary authority to exempt us from the requirement to file periodic reports, inasmuch as our units are and have never been publicly traded. And third, we solicited the services of a company specializing in raising capital. The cost-cutting gave us some breathing room, but our SEC petition was turned down because of a requirement that companies with more than 500 security holders are required to continue reporting, whether or not there is an established market for the securities. Our efforts to secure debt or equity financing were also unsuccessful.

Over the past year our monthly collections have fallen by more than 50% and we have been unable to purchase new debt portfolios. Our cash reserves have continued to fall and we are now generating insufficient enough collections revenue to meet our operating costs. On November 9, 2009, the Board met for the purpose of considering the dissolution and liquidation of the Company and other strategic alternatives available to us. Management presented its analysis of the financial situation of the Company, the status of potential strategic transactions and the net assets that management believed would be available for distribution to Members upon the dissolution of the Company. Soon after those discussions, on November 30, 2009, the Board determined that an orderly liquidation was the most desirable option available to the Company and directed management to move ahead with preparations for the dissolution, including preparing a plan of dissolution.

Notice and Proxy Statement of Performance Capital Management, LLC - [*], 2010 |

In November, 2009, we began to significantly reduce costs to conserve our remaining assets by substantially down-sizing our operations. Our full time employees were reduced from approximately 53 as of March 31, 2009 to [*] as of January 1, 2010 and we terminated our office lease agreement with the landlord, moving our operations into the smaller of the two suites we were leasing. Mr. Darren Bard will be resigning as Chief Information Officer effective January 15, 2010 and having laid off additional employees as of the first of the year, we will outsource most of our collections operations.

In light of our limited resources, we are seeking to maximize the value of our remaining portfolios and to settle obligations to our creditors. Debt portfolios can significantly decrease in value in a short period of time. With that in mind, the Board has determined that it is in the best interests of our Members to maximize the value of our assets by strategically timing a sale of the portfolios to one or two purchasers instead of selling them piecemeal to many purchasers. These sales may occur before Members take action to dissolve the Company. The Funds generated from a sale of the portfolios will be used to settle amounts owed to creditors, which as of the date of this Proxy Statement stands at approximately $293,000, and to pay ongoing expenses, including the cost of soliciting a vote of the Members, with the remainder of funds held in a separate interest-bearing account pending the Member vote on the dissolution of the Company pursuant to the Plan of Dissolution. If there are too few votes for Members to take action or the Members vote against the proposal to dissolve the Company, we will continue to operate by buying and selling portfolios, outsourcing collections and paying expenses, seek a decree of judicial dissolution pursuant to California state law, and/or file for bankruptcy, depending upon the circumstances.

Consequently, our Board believes that the dissolution of the Company is the best alternative available to the Company and its Unit Holders.

Proposed Action to Be Voted On
Our Members will consider and vote by Consent on the following proposed action:

To approve the dissolution and liquidation of the Company pursuant to a Plan of Dissolution in the form attached to this Proxy Statement as Appendix A.

The Plan sets forth the process by which the Company intends to dissolve and formally wind up the business of the Company in accordance with California’s Beverly-Killea Limited Liability Company Act (the “LLC Act”) and the Operating Agreement for the Company, as amended (the “Operating Agreement”).

On November 30, 2009, the Board approved the dissolution and liquidation of the Company pursuant to the Plan of Dissolution, and referred it to the Members for approval. The Board now desires to obtain the written approval of the same by the holders of a majority (the “Majority in Interest”) of the percentage interests (the “Membership Interests”) in the Company, as required pursuant to the provisions of the Operating Agreement and the LLC Act. In the event that Members constituting a Majority in Interest of the Membership Interests vote by Consent in lieu of a special meeting of Members in favor of approving the dissolution and liquidation of the Company pursuant to the Plan of Dissolution, the Plan of Dissolution shall thereby be approved, and the Board and/or other authorized representative(s) of the Company shall proceed with the dissolution and winding up of the business of the Company as provided in the Plan of Dissolution.

If the dissolution of the Company pursuant to the Plan of Dissolution is approved by the requisite vote of our Members, we intend to file a certificate of dissolution with the California Secretary of State as soon as reasonably practicable thereafter. The date of filing of the Certificate of Dissolution shall be referred to herein as the “Effective Date.” After the Effective Date, we will commence the implementation of the Plan of Dissolution (the “Dissolution Process”), which involves providing notice of our dissolution to potential claimants, paying or making reasonable provision to pay all claims and obligations, making such provisions as will be reasonably likely to be sufficient to provide compensation for any claim against us which is the subject of a pending action, suit or proceeding to which we are a party, distributing to our Unit Holders our remaining assets, and, subject to statutory limitations, taking all other actions necessary to wind up the Company’s business and affairs. The effect of the dissolution will be that the Company’s existence will continue during the Dissolution Process, but we will not be permitted to carry on any business activities except that appropriate to winding up our business and affairs.

Notice and Proxy Statement of Performance Capital Management, LLC - [*], 2010 |

Required Votes
The approval of the dissolution and liquidation of the Company pursuant to the Plan of Dissolution requires the affirmative vote of a majority in voting power (50.01%) of the outstanding Member units as of December 31, 2009, the Record Date.

Dissolution Process
If the dissolution of the Company pursuant to the Plan is approved by the requisite vote of our Members, our Board, in its discretion and in accordance with the Operating Agreement and the LLC Act, will, at such times as deemed necessary, appropriate or advisable in the Company’s best interests and the best interests of its Members, complete the following steps:

	•	file the Certificate of Dissolution with the California Secretary of State.

•
cease to engage in regular business activities, and proceed to liquidate any remaining tangible assets, wind up the business of the Company and make distributions in accordance with the provisions of the Operating Agreement and the LLC Act ;

•
hire or otherwise retain, in the absolute discretion of the Board, such employees, agents, advisors, liquidators, brokers, professionals and/or representatives as the Board deems necessary or desirable to supervise or facilitate the winding up of the Company’s affairs and the distribution of assets (to the extent available) pursuant to the provisions of the LLC Act and the Operating Agreement;

	•	take full account of the Company’s assets and liabilities;

	•	liquidate the assets as promptly as is consistent with obtaining the fair market value thereof;

	•	apply and distribute the proceeds therefrom (if any) in the following order:

o
first, to the payment of creditors of the Company, including Members who are creditors to the extent permitted by law, but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Company assets; and

o
next, to the setting up of any reserves as required by law for any liabilities or obligations of the Company; provided, however, that said reserves shall be deposited with a bank or trust company in escrow (bearing interest) for the purpose of disbursing such reserves for the payment of any of the aforementioned contingencies; and

o
thereafter, upon the expiration of a reasonable period, to the Members to the extent of, and in proportion to, their unreturned Capital Contributions (as same is defined in the Operating Agreement) based on unreturned balances of original funds invested by Members and Economic Interest Owners, as called for in the Operating Agreement; and

		o	finally, to the Members in proportion to their Percentage Interests (as same is defined in the Operating Agreement);

Notice and Proxy Statement of Performance Capital Management, LLC - [*], 2010 |

•	take any and all other actions permitted or required by the LLC Act and any other applicable laws and regulations; and

•
upon the completion of the dissolution and winding up of the business of the Company, file, or cause to be filed, with the California Secretary of State, a Certificate of Cancellation of the Articles of Organization of the Company (and the Company shall thereafter cease to exist).

After determining all of the known debts and liabilities of the Company in the process of winding up the business of the Company, the remaining assets shall be distributed among the Members in accordance with the provisions of the Operating Agreement.  The payment of a debt or liability, whether the whereabouts of the creditor is known or unknown, will have been adequately provided for by either of the following: (a) the payment will have been assumed or guaranteed in good faith by a person deemed by the Members or the Board to be financially responsible based upon a good faith determination made with reasonable care at the time of any distribution of assets; or (b) the maximum amount of all such claims will have been deposited in trust with the California State Controller.

Consequences if Proposal Is Not Approved	If our Members do not approve the dissolution of the Company pursuant to the Plan of Dissolution or there are too few votes to take action, our Board will explore what, if any, alternatives are available for the future of the Company, particularly given that our collections costs are over 100% of our revenues, we have terminated substantially all of our employees and have been actively pursuing the process of reducing expenses and terminating contractual relationships. There is currently little active business left to operate and rehiring employees and retaining our management team may not be possible, or would be at a cost that we are unable to estimate. Therefore, the likely alternatives will be to continue to operate by buying and selling portfolios, outsourcing collections and paying expenses, seek a decree of judicial dissolution pursuant to California state law and/or file for bankruptcy, depending upon the circumstances.You should carefully consider the risk factors summarized below, and described in more detail beginning on page 12, in evaluating whether to approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution. These risk factors should be considered along with the other information included in this Proxy Statement and the documents accompanying and/or incorporated by reference into this Proxy Statement, including any forward-looking statements made in this Proxy Statement and such documents.

Risks Related to the Dissolution	There are numerous risks associated with the dissolution, including the following:
•
the amount we distribute to our Members pursuant to the Plan of Dissolution may be substantially less than the amount we currently estimate if the amounts of our liabilities, other obligations and expenses and claims against us are higher than we currently anticipate;

	•	we may continue to incur the expenses of complying with public company reporting requirements, which will be economically burdensome;

	•	distributions to our Members will be delayed until conclusion of the Dissolution Process;

•
if the amount of our contingency reserve is insufficient to satisfy the aggregate amount of our liabilities and other obligations, each Member may be liable to our creditors for the amount of liquidating distributions received by such Member under the Plan of Dissolution, which could also have adverse tax consequences;

•
if the dissolution of the Company pursuant to the Plan of Dissolution is not approved by the Members, the alternatives available to the Company are limited and make it more likely that the Unit Holders will receive nothing.

Notice and Proxy Statement of Performance Capital Management, LLC - [*], 2010 |

Authority of Directors
The approval of the dissolution of the Company pursuant to the Plan by our Members also will authorize the Board, without further action by or notice to the Members, to do and perform or cause the officers of the Company, subject to approval of the Board, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board, in furtherance of the Plan.

Liquidating Trust
If deemed necessary, appropriate or desirable by our Board, in furtherance of the distribution of our assets to Members in accordance with our Plan, the Board may, at any time, transfer to one or more liquidating trustees, for the benefit of our Members under a liquidating trust, any or all of our assets, including any cash intended for distribution to creditors and Members not disposed of at the time of dissolution of the Company. Any trustee so appointed shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in its capacity as trustee, shall assume all of our claims and obligations, including any unsatisfied claims and unknown or contingent liabilities.

Amendment, Modification or Abandonment of Plan of Dissolution
Our Board may not amend or modify the Plan under circumstances that would require additional Member approval under the LLC Act and federal securities laws without complying with such requirements. If the Members who approved the Plan of Dissolution vote to abandon it, the Plan would be void upon the effective date of the filing of a Certificate of Continuation with the California Secretary of State.

Estimated Liquidating Distributions to Unit Holders
Although we are not able to predict with certainty the precise nature, amount or timing of any distributions to Members pursuant to the Plan, primarily due to our inability to predict the amount of our remaining liabilities or the amount that we will expend during the course of the Dissolution Process, we presently expect to make a distribution as soon as reasonably practicable following the conclusion of the Dissolution Process. We currently estimate that the amount ultimately distributed to Members will be between approximately $0.16 and $0.61 per unit.

Conduct of the Company Following Dissolution
After the Effective Date, the Company’s existence will continue but we may not carry on any business except that appropriate to wind up our business and affairs, including, without limitation, collecting and disposing of our assets, satisfying or making reasonable provision for the satisfaction of our liabilities and, subject to legal requirements, distributing our remaining property among our Unit Holders.

Contingency Reserve
After determining all of the known debts and liabilities of the Company in the process of winding up the business of the Company, the remaining assets shall be distributed among the Members in accordance with the provisions of Section 17353 of the LLC Act.  The payment of a debt or liability, whether the whereabouts of the creditor is known or unknown, will have been adequately provided for by either of the following: (a) the payment will have been assumed or guaranteed in good faith by a person deemed by the Members or the Board to be financially responsible based upon a good faith determination made with reasonable care at the time of any distribution of assets; or (b) the maximum amount of all such claims will have been deposited in trust with the California State Controller.

We also may seek to acquire insurance coverage and take other steps our Board determines are reasonably calculated to provide for the satisfaction of the estimated amount of any such liabilities. We are currently unable to provide a precise estimate of the amount of the contingency reserve or the cost of insurance or other steps we may undertake to make provision for the satisfaction of liabilities and claims, but any such amount will be deducted before the determination of amounts available for distribution to Unit Holders. From time to time, after completion of the Dissolution Process, we may distribute to our Unit Holders in accordance with the Company’s Operating Agreement any portions of the contingency reserve that our Board deems no longer to be required.

Notice and Proxy Statement of Performance Capital Management, LLC - [*], 2010 |

Potential Liability of Members
Under the LLC Act, if the amount of the contingency reserve and other measures calculated to provide for the satisfaction of liabilities and claims are insufficient to satisfy the aggregate amount ultimately found payable in respect of our liabilities and claims against us, each Unit Holder could be held liable for amounts due to creditors up to the amounts distributed to such Member under the Plan.

Reporting Requirements
Whether or not the dissolution of the Company pursuant to the Plan is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) even though compliance with such reporting requirements may be economically burdensome and of minimal value to our Members. If the dissolution of the Company pursuant to the Plan is approved by our Members, in order to curtail expenses, we intend, on or about the Effective Date, to seek relief from the Securities and Exchange Commission (the “SEC”) to suspend our reporting obligations under the Exchange Act, and ultimately to terminate the registration of our units. We anticipate that, if granted such relief, we would continue to file current reports on Form 8-K to disclose material events relating to our dissolution and winding up along with any other reports that the SEC might require. However, the SEC may not grant us the requested relief.

Absence of Dissenters Rights	Under the LLC Act, our Unit Holders are not entitled to assert dissenters’ rights with respect to the Plan of Dissolution.
Regulatory Approvals
We are not aware of any U.S. federal or state regulatory requirements or governmental approvals or actions that may be required to consummate the dissolution of the Company pursuant to the Plan of Dissolution, except for compliance with applicable SEC regulations in connection with this Proxy Statement and compliance with the LLC Act. Additionally, our dissolution requires that we have paid or provided for all taxes and penalties, if any, of the Company.

Interests of Management in the Dissolution of the Company
Upon termination without cause, our employment agreements with our officers provide for the payment of severance in the amount of six months of each officer’s current salary, plus unused accrued vacation. All remaining directors and officers will resign following the Dissolution Process. Following their resignations, we will continue to indemnify our directors,  officers, employees and agents in accordance with our Operating Agreement and contractual arrangements for actions taken in connection with the Plan of Dissolution and the winding up of our business and affairs. As part of the Dissolution Process, we may purchase insurance policies and coverage for periods subsequent to the Effective Date.

U.S. Federal Income Tax Consequences
Approval of the dissolution of the Company pursuant to the Plan of Dissolution should not affect the U.S. federal income tax rules applicable to your investment in the Company. Throughout the process of liquidation, the Company should continue to be treated as a partnership for federal income tax purposes. Certain federal income tax consequences of the liquidation are summarized below under “Certain U.S. Federal Income Tax Consequences”.

Recommendation of our Board
Our Board has concluded that an orderly dissolution and liquidation of the Company pursuant to the Plan of Dissolution is the preferred strategy among the alternatives available to the Company, is fair and in the best interests of the Company and its Members. Our Board has, therefore, approved the dissolution and liquidation of the Company pursuant to the Plan of Dissolution and unanimously recommends that Members vote “FOR” approval of the same.

Notice and Proxy Statement of Performance Capital Management, LLC - [*], 2010 |

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION AND VOTING BY WRITTEN CONSENT

Q.	Why am I receiving these proxy materials?

A.
You are receiving these proxy materials from us because you were a Member of record at the close of business on December 31, 2009 (the “Record Date”). As a Member of record, you are entitled and requested to vote by Consent on the items of business described in this Proxy Statement.

Q.	Who is entitled to vote by Consent?

A.
Members who owned our units at the close of business on the Record Date are entitled to notice of and to vote by Consent. At the close of business on the Record Date, there were 524,770 Member units outstanding held by approximately 2,300 holders of record.

Q.	How many units must be voted to approve the Plan of Dissolution?

A.
The approval by holders of a majority in voting power (50.01%) of the Member units at the close of business on the Record Date is required to take action on dissolving the Company pursuant to the Plan.

Q.	What will be voted on by the Members?

A.	A proposal to approve the dissolution and liquidation of the Company pursuant to a Plan of Dissolution in the form attached to this Proxy Statement as Appendix A

Q.	How does the Board recommend that I vote?

A.	Our Board recommends that you vote your units “FOR” approval of the dissolution and liquidation of the Company in accordance with the Plan of Dissolution.

Q.	What units can I vote by Consent?

A.
You may vote all units owned by you as of the Record Date, including (A) units held directly in your name as the Member of record, and (B) units held for you as the beneficial owner through a broker, trustee or other nominee, such as a bank.

Q.	What is the difference between holding units as a Member of record and as a beneficial owner?

A.	Most of our Members hold their units directly in their own name. As summarized below, there are some distinctions between units held of record and those owned beneficially.

Members of Record. If your units are registered directly in your name with us, you are considered to be, with respect to those units, the Member of record, and we are communicating directly with you in connection with the proxy solicitation. As the Member of record, you have the right to vote by Consent.

Beneficial Owner. If your units are held in a brokerage account or by another nominee, you are considered the beneficial owner of units held in street name, and we will communicate with you through that organization. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote by Consent.

Q.	Can I change my vote?

A.
You may change your vote at any time prior to [*], 2010. If you are the Member of record, you may change your vote by signing a new Consent bearing a later date (which automatically revokes the earlier Consent) and sending that Consent to the Company, or by providing a written notice of revocation to the Company prior 5:00PM PT on [*], 2010. Any change in your vote or revocation is effective upon its receipt at the office of the Company.

Notice and Proxy Statement of Performance Capital Management, LLC - [*], 2010 |

Q.	Is my vote confidential?

A.
Voting instructions, ballots and voting tabulations that identify individual Members are handled in a manner that protects your voting privacy. Your vote will not be disclosed to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful solicitation of Consents.

Q.	How are votes counted?

A.
If you provide specific instructions with regard to an item, your units will be voted as you instruct on such item. If you sign your Consent without giving specific instructions, your units will be voted in accordance with the recommendations of the Board (“FOR” the proposal).

Q.	What is a “broker non-vote”?

A.
A broker non-vote occurs when a beneficial owner of units held in “street name” does not give instructions to the broker or nominee holding the units as to how to vote on matters deemed “non-routine.” Generally, if units are held in street name, the beneficial owner of the units is entitled to give voting instructions to the broker or nominee holding the units. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the units with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of Members, such as mergers, dissolutions or Member proposals.

Q.	How are abstentions counted?

A.	In the absence of controlling precedent to the contrary, abstentions will have the same effect as a vote “AGAINST” the proposal.

Q.	Who is soliciting my vote and who is paying the costs?

A.
Your vote is being solicited on behalf of the Board, and the Company will pay the costs associated with the solicitation of proxies, including preparation, assembly, printing and delivery of this Proxy Statement.

Q.	How can I find out the results of the voting?

A.	We intend to promptly publish final voting results in a Current Report on Form 8-K.

Q.	What is the deadline for proposing action or director candidates for future meetings?

A.	If we have a future annual meeting, you may be entitled to present proposals for action at such a meeting, including director nominations.

Member Proposals: Assuming approval of the dissolution of the Company pursuant to the Plan of Dissolution, we do not expect to hold another annual meeting of Members. If the dissolution of the Company is not approved, we may hold an annual meeting in 2010. If we hold such a meeting, Members who intend to present a Member proposal (other than a proposal complying with Rule 14a-8 of the Exchange Act) will be required to provide the Company with written notice of the proposal not less than 90 days nor more than 120 days in advance of such meeting; provided, however, that if less than 95 days’ notice of the date of the scheduled meeting is given, written notice must be provided by the Member no later than the seventh day following the day of such notice or disclosure of the date of the annual meeting. Member proposals must comply with the requirements of Rule 14a-8 of the Exchange Act and any other applicable rules established by the SEC in order to be included in the Company’s proxy statement pursuant thereto.

Notice and Proxy Statement of Performance Capital Management, LLC - [*], 2010 |

Proposal of Director Candidates: If you wish to propose a director candidate for consideration by our Board, your recommendation should be directed to Mr. Les Bishop, the Co-Chairperson of our Board of Directors, at the address of our principal executive offices set forth above. In addition, you must submit the recommendation within the time period set forth above for Member Proposals.

Q:	What will happen if the dissolution of the Company pursuant to the Plan of Dissolution is approved?

A:
If the dissolution of the Company pursuant to the Plan of Dissolution is approved by the requisite vote of our Members (at least 50.01% of the outstanding Member units), our Board, in its discretion and in accordance with the Company’s Operating Agreement and LLC Act, will, at such times as deemed necessary, appropriate or advisable in our best interests and the best interests of our Unit Holders, implement the Plan of Dissolution and take any and all other actions permitted or required by the Company’s Operating Agreement, the LLC Act and any other applicable laws and regulations.

Notice of Member approval of the dissolution of the Company will be given at least 10 days before the consummation of the action authorized by the approval.

Q.	What will happen if the dissolution of the Company pursuant to the Plan of Dissolution is not approved?

A.
If our Members do not approve the dissolution of the Company pursuant to the Plan of Dissolution or there are too few votes to take action, our Board will explore what, if any, alternatives are available for the future of the Company, particularly given that our collections costs are over 100% of our revenues, we have terminated substantially all of our employees and have been actively pursuing the process of reducing expenses and terminating contractual relationships. There is currently little active business left to operate and rehiring employees and retaining our management team may not be possible, or would be at a cost that we are unable to estimate. Therefore, the likely alternatives will be to continue to operate by buying and selling portfolios, outsourcing collections and paying expenses, seek a decree of judicial dissolution pursuant to California state law, and/or file for bankruptcy, depending upon the circumstances.

You should carefully consider the risk factors summarized below, and described in more detail beginning on page 12, in evaluating whether to approve the dissolution of the Company pursuant to the Plan of Dissolution. These risk factors should be considered along with the other information included in this Proxy Statement and the documents accompanying and/or incorporated by reference into this Proxy Statement, including any forward-looking statements made in this Proxy Statement and such documents.

Q.	What will Unit Holders receive in the dissolution?

A.
Pursuant to the Plan of Dissolution, we will distribute any remaining cash to our Unit Holders upon completion of the Dissolution Process. We can only estimate the amount of cash that may be available for distribution among our Unit Holders. We currently estimate that the amount ultimately distributed will be between approximately $0.16 and $0.61 per unit, based on 548,443 total units outstanding as of the Record Date. To the extent that the amount of our liabilities or the amounts that we expend during the Dissolution Process are greater than we anticipate, our Unit Holders may receive substantially less than the amount we currently estimate.

Q.	When will Members receive payments pursuant to the dissolution?

A.
If the dissolution of the Company pursuant to the Plan of Dissolution is approved, we intend to make a liquidating distribution to our Unit Holders as soon as reasonably practicable following the conclusion of the Dissolution Process.

Notice and Proxy Statement of Performance Capital Management, LLC - [*], 2010 |

Q.	Does the Plan of Dissolution involve any risk of liability to our Members?

A.
As part of our Plan of Dissolution, we are obligated to pay, or make provision for the payment of, our expenses and our fixed and contingent liabilities. Under California law, a Member could be held personally liable to our creditors for any deficiency, to the extent of such Member’s previous distributions from us in liquidation, if we fail to make adequate provision for the payment of our expenses and liabilities. Moreover, if a Member has paid taxes on distributions previously received by the Member, a repayment of all or a portion of the prior distribution could result in a Member incurring a net tax cost if the Member’s repayment of an amount previously distributed does not cause a commensurate reduction in taxes payable by that Member. If we fail to create an adequate contingency reserve for payment of our expenses and liabilities, each of our Members could be held liable for payment to our creditors for amounts owed to creditors in excess of the contingency reserve, up to the amount actually distributed to such Member.

Q.	What happens to my interest in the Company after the dissolution of the Company?

A.
The liquidating distributions to holders of Membership and Economic Ownership Interests in the Company pursuant to the Plan of Dissolution shall be in complete redemption and cancellation of all of the outstanding interests in the Company. Thereafter, each Member and Economic Interest Owner will cease to have any rights with respect to his, her or its interests in the Company, except the right to receive final distributions pursuant to the Plan of Dissolution. If the surrender of unit certificates will be required following the dissolution, we will send you written instructions regarding such surrender.

Q.	Whom should I contact if I have questions?

A.
If you have any questions about voting your units or the matters contained in this Proxy Statement, you may contact the Board or management by sending an email message to [*], leaving a voice message at 714-736-3790 or mailing a letter to the Company’s offices. Depending upon your question(s), our response may not be made directly to you, but will take the form of a written communication to all Members. Please direct your correspondence to:

David J. Caldwell, Chief Operations Officer
Performance Capital Management, LLC
7001 Village Drive, Suite 255
Buena Park, California  90621

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To our knowledge, the following table sets forth information with respect to the beneficial ownership of our outstanding units as of December 31, 2009, the Record Date, by: (i) each person known by us to beneficially own more than 5% of our voting securities; (ii) each of our executive officers; (iii) each of our directors; and (iv) all of our executive officers and directors as a group. Unless otherwise noted below, the address for each person listed on the table is c/o Performance Capital Management, LLC, 7001 Village Drive, Suite 255, Buena Park, California, 90621.

Subject to applicable community property laws and unless otherwise specified, each beneficial owner named in the following table possesses sole voting and investment power of their units, except for those jointly owned with the person’s spouse. This information does not necessarily indicate beneficial ownership for any other purpose. Percentage of beneficial ownership of units is based on 524,770 Member units outstanding as of the Record Date. Except as noted otherwise, the amounts reflected below are based upon information provided to us and in filings with the Securities and Exchange Commission.

Notice and Proxy Statement of Performance Capital Management, LLC - [*], 2010 |

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Outstanding
Larisa Rae Gadd, Co-Chairperson of the Board (1)	4,777	*
Lester T. Bishop, Co-Chairperson of the Board	398	*
Larry C. Smith, Director	995	*
David Barnhizer, Director	156	*
Rodney Lee Woodworth, Director	2,239	*
Sanford A. Lakoff, Director (2)	1,593	*
Donald W. Rutherford, Director	0	*
David J. Caldwell, Chief Operations Officer	0	*
Edward M. Rucker, Accounting Manager	0	*
Darren S. Bard, Chief Information Officer	0	*
ALL EXECUTIVE OFFICERS & DIRECTORS AS A GROUP (11 Persons)	10,158	1.93%
*  Less than 1%.

(1)	The 4,777 units are owned by the GADD FAMILY TRUST DTD 5/30/97, of which Ms. Gadd and her husband are trustees.

(2)	The 1,593 units are owned by the SANFORD LAKOFF FAMILY TRUST, of which Mr. Lakoff is the trustee.

RISK FACTORS

You should carefully consider the risks described below, together with all the other information included in this Proxy Statement and the documents accompanying and/or incorporated by reference into this Proxy Statement, before making a decision about voting on the proposal submitted for your consideration. This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, those concerning the following: future events, the timing, nature or amount of our estimated liquidating distributions, the timing of any action contemplated by the Plan of Dissolution, management’s projections regarding estimated liabilities and expenses and our expectations concerning material federal tax consequences to our Members. Forward-looking statements are subject to risks and uncertainties that could cause actual results and events to differ materially. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this Proxy Statement.

The amount we distribute to our Members pursuant to the Plan of Dissolution may be substantially less than the amount we currently estimate if the amounts of our liabilities, other obligations and expenses or claims against us are higher than we currently anticipate or we are unable to sell our portfolios in time to maximize their value.

The amount of cash ultimately distributed to our Members pursuant to the Plan of Dissolution depends on the amount of our liabilities, obligations and expenses and claims against us, and contingency reserves that we establish during the liquidation process. We have attempted to estimate reasonable reserves for such liabilities, obligations, expenses and claims against us. However, those estimates may be inaccurate. Factors that could impact our estimates include the following:

•
If any of the estimates regarding the Plan of Dissolution, including the expense of satisfying outstanding obligations, liabilities and claims during the liquidation process, are inaccurate, the amount we distribute to our Members may be substantially less than the amount we currently estimate. If claims are asserted against us by third parties, we will have to defend or resolve such claims before making distributions to our Members, which will reduce amounts otherwise available for distribution; and

•
We have made estimates regarding the expense of personnel required and other operating expenses (including legal, accounting and other professional fees) necessary to dissolve and liquidate the Company. Our actual expenses could vary significantly and depend on the timing and manner of the Dissolution Process. If the timing differs from our plans, we may incur additional expenses above our current estimates, which could substantially reduce funds available for distribution to our Members.

•
If we are unable to timely sell our portfolios, they will continue to devalue, which could result in our Unit Holders receiving a lower distribution than we have projected or nothing depending upon the amount of proceeds we ultimate derive from the sales.

Notice and Proxy Statement of Performance Capital Management, LLC - [*], 2010 |

We are unable to estimate with certainty the amount of proceeds we will receive from the sale of the portfolios.

Our intention is to sell all of the portfolios owned by Performance Capital Management, LLC and its wholly owned subsidiary Matterhorn Financial Services, LLC when the opportunity arises and we believe that the sale will maximize their value, given that portfolios devalue over time, even if the timing of the sales precedes a vote by the Members on the proposal to dissolve and liquidate the Company. We are unable to estimate with certainty at this time the amount we will ultimately receive in the form of consideration from the sale of the portfolios whether we sell them sooner or later. The amount of proceeds generated from the sale of the portfolios will tie directly into the amount of cash that may be distributed to Unit Holders.

We may continue to incur the expenses of complying with public company reporting requirements, which may be economically burdensome.

Whether or not the dissolution of the Company pursuant to the Plan of Dissolution is approved, we have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act, even though compliance with such reporting requirements may be economically burdensome and of minimal value to our Members. If the dissolution of the Company pursuant to the Plan of Dissolution is approved by our Members, in order to curtail expenses, we intend, on or about the Effective Date, to seek relief from the SEC to suspend our reporting obligations under the Exchange Act, and ultimately to terminate the registration of our units. We anticipate that, if granted such relief, we would continue to file current reports on Form 8-K to disclose material events relating to our dissolution and liquidation along with any other reports that the SEC might require. To the extent that we are unable to suspend our obligation to file periodic reports with the SEC, we will be obligated to continue complying with the applicable reporting requirements of the Exchange Act and, as a result, will be required to continue to incur the expenses associated with these reporting requirements, which will reduce the cash available for distribution to our Members. These expenses include, among others, those costs relating to:

•	the preparation, review, filing and dissemination of SEC filings;
•	maintenance of effective internal controls over financial reporting; and
•	audits and reviews conducted by our independent registered public accountants.

If the amount of our contingency reserve is insufficient to satisfy the aggregate amount of our liabilities and other obligations, each Member may be liable to our creditors for the amount of liquidating distributions received by such Member under the Plan of Dissolution, which could also have adverse tax consequences.

After the Effective Date, we may not carry on any business except for the purpose of winding up the business and affairs of the Company. Following the Effective Date, we will commence the Dissolution Process, which involves providing notice of our dissolution to potential claimants and paying or making reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual or statutory claims, known to us. We also may obtain and maintain insurance coverage or establish and set aside a reasonable amount of cash or other assets as a contingency reserve to satisfy claims against and obligations of the Company. In the event that the amount of the contingency reserve, insurance and other measures calculated to provide for the satisfaction of liabilities and claims are insufficient to satisfy the aggregate amount ultimately found payable in respect of our liabilities and claims against us, each Member could be held liable for amounts due to creditors up to the amounts distributed to such Member under the Plan of Dissolution. In such event, a Member could be required to return up to the full amount received as a distribution pursuant to the Plan of Dissolution and ultimately could receive nothing under the Plan of Dissolution.

Liquidating distributions to our Members could be delayed or diminished.

All or a portion of any liquidating distributions we make to our Unit Holders could be delayed, depending on many factors, including, without limitation:

Notice and Proxy Statement of Performance Capital Management, LLC - [*], 2010 |

•
if a creditor or other third party seeks an injunction against the making of distributions to our Members on the ground that the amounts to be distributed are needed to provide for the satisfaction of our liabilities or other obligations;

•	if we become a party to lawsuits or other claims asserted by or against us;
•	if we are unable to resolve claims with creditors or other third parties, or if such resolutions take longer than expected; or
•	the Dissolution Process is not completed in a timely manner due to all of the steps required to complete such a process resulting in increased expenses and the potential devaluation of our portfolios.

We are currently a party to class action lawsuits. The merits of these cases have not yet been determined. The Company expects to prevail in these lawsuits; however, as litigation is inherently unpredictable, there can be no assurance in this regard. If the plaintiffs do prevail in any or all of the cases, the results could have a material effect on the Company’s financial position and distribution to Unit Holders. Please see the Condensed Notes to Consolidated Financial Statements in our report on Form 10-Q for the period ended September 30, 2009 for more information about the lawsuits.

Any of the foregoing could delay or substantially diminish the amount available for distribution to our Unit Holders. Accordingly, our Board may retain funds to obtain and maintain insurance coverage or establish and set aside a reasonable amount of cash or other assets as a contingency reserve to satisfy claims against and obligations of the Company that may arise following the Effective Date. As a result of these factors, we may retain for distribution at a later date, some or all of the estimated amounts that we expect to distribute to our Unit Holders.

Members may not be able to recognize a loss for U.S. federal income tax purposes until they receive a final distribution from us.

Liquidating distributions pursuant to the Plan of Dissolution may occur at various times and in more than one tax year. Any loss generally will be recognized by a Member only when the Member receives our final liquidating distribution to Unit Holders, and then only if the aggregate value of all liquidating distributions with respect to a unit is less than the Unit Holders’ tax basis for that unit. Members are urged to consult their own tax advisors as to the specific tax consequences to them of our dissolution and liquidation pursuant to the Plan of Dissolution.

If we decide to use a liquidating trust, Members may incur a tax liability.

As Members will be deemed to have received a liquidating distribution equal to their share of the value of the net assets distributed to an entity that is treated as a grantor trust for tax purposes, the distribution of non-transferable interests could result in tax liability to the interest holders without their being readily able to realize the value of such interest to pay such taxes or otherwise.

Further Member approval will not be required in connection with the implementation of the dissolution of the Company pursuant to the Plan of Dissolution.

The approval of the dissolution of the Company pursuant to the Plan of Dissolution by our Members also will authorize, without further Member action, our Board to do and perform, or to cause our officers to do and perform, any and all acts and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that our Board deems necessary, appropriate or desirable, in the absolute discretion of the Board, to implement the Plan of Dissolution and the transactions contemplated thereby, including, without limitation, all filings or acts required by any state or federal law or regulation to wind up its affairs. As a result, our Board may authorize actions in implementing the Plan of Dissolution with which our Members may not agree.

We may not be able to settle all of our obligations to creditors.

We have current obligations to creditors. Our estimate of ultimate distributions to our Members takes into account all of our known obligations and our best estimate of the amount reasonably required to satisfy such obligations. As part of the Dissolution Process, we will attempt to settle those obligations with our creditors. We cannot assure you that we will be able to settle all of these obligations or that they can be settled for the amounts we have estimated for purposes of calculating the likely distribution to Members. If we are unable to reach agreement with a creditor relating to an obligation, that creditor may bring a lawsuit against us. Amounts required to settle obligations or defend lawsuits in excess of the estimated amounts will result in distributions to Members that are smaller than those that we presently estimate or may eliminate distributions entirely.

Notice and Proxy Statement of Performance Capital Management, LLC - [*], 2010 |

If our Members do not approve the dissolution of the Company pursuant to the Plan of Dissolution, our cash resources are expected to continue to decrease and we may be forced to file for bankruptcy.

If our Members do not approve the dissolution of the Company pursuant to the Plan of Dissolution, our Board will explore what, if any, alternatives are available for the future of the Company, particularly given that we have terminated substantially all of our employees and have been actively pursuing the process of reducing expenses and terminating contractual relationships. We took these actions in an effort to preserve cash to settle amounts owed to creditors and provide for distributions to our Unit Holders. There is currently little active business left to operate and rehiring employees and retaining our management team may not be possible, or would be at a cost we are unable to estimate.

Possible alternatives include seeking to dissolve the Company after approval of the Members at a later time or by court order or filing for bankruptcy, any of these alternatives likely resulting in diminished assets. At this time, our Board has considered these and other options and has determined that it is in the best interests of our Members to dissolve the Company, discharge obligations to creditors and return any remaining assets to our Members. If our Members do not approve the dissolution of the Company pursuant to the Plan of Dissolution, we would have to continue our business operations from a difficult position given our announced intent to liquidate and dissolve. Prospective employees, vendors and other third parties may refuse to form business relationships with us if they do not believe we will continue to operate as a business going forward.

In addition to the risks described above, you should carefully consider the risks described in our Annual Report on Form 10-K for the year ended December 31, 2008, and subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009, and September 30, 2009. See the section of this Proxy Statement entitled “Incorporation by Reference” below.

PROPOSAL:	APPROVAL OF DISSOLUTION AND LIQUIDATION OF THE COMPANY PURSUANT TO THE PLAN OF DISSOLUTION

General

Our Members are being asked to approve the dissolution and liquidation of the Company pursuant to the Plan of Dissolution. Our Board has approved the Plan of Dissolution, subject to Member approval. A copy of the Plan of Dissolution is attached as Appendix A to this Proxy Statement and incorporated herein by reference. The material features of the Plan of Dissolution are summarized below, including a summary of the principal provisions of the Plan of Dissolution. We urge Members to carefully read the Plan of Dissolution in its entirety before voting.

Background to the Proposed Dissolution and Liquidation

Since 2002, when the Company emerged from bankruptcy, we have made every effort to revive and maintain the Company’s business operations. At the outset we distributed approximately $12 million to the Company’s Members and Economic Interest Holders (together, "Unit Holders) and since then we were able to make additional distributions totaling approximately $2.8 million. We thought that the business would continue to grow, but a few years ago we ran into several obstacles to our business plan – to recover the cost we pay for portfolios that we purchase, repay funds borrowed to purchase the portfolios, pay our collection, financing and operating costs and still have a profit.

The first obstacle was a rapid increase in the price of new debt portfolios to a level that made it difficult for us to buy debt at prices that would enable us to generate a profit. We believe this was primarily due to growing competition from better capitalized firms driving up prices of new debt portfolios. At that point, we suspended distributions to preserve capital, expecting that prices would fall back to more reasonable levels. Prices did begin to fall, but the recession soon followed, resulting in additional obstacles that included: 1) the collapse of the housing market and rising unemployment, which made it more difficult for debtors to repay their debts; and 2) lenders, including banks and our main supplier of capital, Varde Investment Partners, L.P., only providing new loans on terms that would not enable us to generate a profit.

When the Company encountered the problems brought on by the recession, we took several steps to try to address them. First, we reduced costs (i.e., cutting staff, and reducing officer and director compensation). Second, hoping to save significant annual expenses associated with our obligation to report to the SEC, we petitioned the SEC to use its discretionary authority to exempt us from the requirement to file periodic reports, inasmuch as our units are and have never been publicly traded. And third, we solicited the services of a company specializing in raising capital. The cost-cutting gave us some breathing room, but our SEC petition was turned down because of a requirement that companies with more than 500 security holders are required to continue reporting, whether or not there is an established market for the securities. Our efforts to secure debt or equity financing were also unsuccessful.

Notice and Proxy Statement of Performance Capital Management, LLC - [*], 2010 |

Over the past year our monthly collections have fallen by more than 50% and we have been unable to purchase new debt portfolios. Our cash reserves have continued to fall and we are now generating insufficient collections revenue to meet our operating costs. On November 9, 2009, the Board met for the purpose of considering the dissolution and liquidation of the Company and other strategic alternatives available to us. Management presented its analysis of the financial situation of the Company, the status of potential strategic transactions and the net assets that management believed would be available for distribution to Members upon the dissolution of the Company. Soon after those discussions, on November 30, 2009, the Board determined that an orderly liquidation was the most desirable option available to the Company and directed management to move ahead with preparations for the dissolution, including preparing a plan of dissolution.

In November, 2009, we began to significantly reduce costs to conserve our remaining assets by substantially down-sizing our operations. Our full time employees were reduced from approximately 53 as of March 31, 2009 to [*] as of January 1, 2010 and we terminated our office lease agreement with the landlord, moving our operations into the smaller of the two suites we were leasing. Mr. Darren Bard will be resigning as Chief Information Officer effective January 15, 2010 and having laid off additional employees as of the first of the year, we will outsource most of our collections operations.

In light of our limited resources, we are seeking to maximize the value of our remaining portfolios and to settle obligations to our creditors. Debt portfolios can significantly decrease in value in a short period of time. With that in mind, the Board has determined that it is in the best interests of our Members to maximize the value of our assets by strategically timing a sale of the portfolios to one or two purchasers instead of selling them piecemeal to many purchasers. These sales may occur before Members take action to dissolve the Company. The Funds generated from a sale of the portfolios will be used to settle amounts owed to creditors, which as of the date of this Proxy Statement stands at approximately $293,000, and to pay ongoing expenses, including the cost of soliciting a vote of the Members, with the remainder of funds held in a separate interest-bearing account pending the Member vote on the dissolution of the Company pursuant to the Plan of Dissolution.

Consequently, our Board believes that the dissolution of the Company is the best alternative available to the Company and its Members. If there are too few votes for Members to take action on or the Members vote against the proposal to dissolve the Company, we will continue to operate by buying and selling portfolios, outsourcing collections and paying expenses, seek a decree of judicial dissolution pursuant to California state law and/or file for bankruptcy, depending upon the circumstances.

Reasons for Dissolution and Liquidation

In arriving at its determination that the Plan of Dissolution is fair and in the Company’s best interests and the best interests of its Unit Holders and is the preferred strategic option for the Company, our Board carefully considered the terms of the Plan of Dissolution and the Dissolution Process under the Operating Agreement and the LLC Act, as well as other available strategic alternatives. As part of its evaluation process, our Board considered the risks and timing of each alternative available to the Company, as well as management’s financial projections, and consulted with management and legal advisors. In approving the Plan of Dissolution, our Board considered several of the factors set out above as well as the following factors:

•	we have ceased purchasing new portfolios and our costs to collect have gone over 100% of our collections revenues.

•
we have explored strategic alternatives, including undertaking efforts to identify a buyer of the Company or other business combination transaction that would have a reasonable likelihood of providing greater value to our Members than they would receive in a sale of our portfolios to multiple buyers, which did not result in the identification of any likely transactions;

•	as of January 15, 2010, we expect to have only [*] full-time employees remaining, one of which makes up the management team, consisting of a Chief Operations Officer;

Notice and Proxy Statement of Performance Capital Management, LLC - [*], 2010 |

•	the accounting, legal and other expenses associated with continuing to be a publicly-traded company;

•	the objective of avoiding bankruptcy, thereby maximizing the value of our portfolios, which devalue over a short period of time, in an effort to return as much cash to our Unit Holders as possible;

•
the LLC Act and the Company’s Operating Agreement require that the dissolution of the Company be approved by the affirmative vote of holders of a majority in voting power (50.01%) of the outstanding Member units entitled to vote, which ensures that our Board will not be taking actions of which a significant portion of our Members disapprove;

•
approval of the dissolution of the Company pursuant to the Plan of Dissolution by the requisite vote of our Members authorizes our Board and management to implement the Plan of Dissolution without further Member approval;

•	Members are not entitled to assert dissenters rights with respect to the Plan of Dissolution under the LLC Act; and

•	we have paid or made provision to pay, or will pay or make provision to pay, all amounts owed to known creditors.

Our Board also considered the following negative factors in arriving at its conclusion that dissolving and liquidating the Company is in our best interests and the best interests of our Members:

•	the uncertainty of the timing, nature and amount of any liquidating distributions to Members;

•	the risk that, under California law, our Members may be required to return to creditors some or all of the liquidation distributions; and

•	the possibility that a strategic transaction could provide greater value to our Members than liquidation.

Our Board also considered the other factors described in the section entitled “Risk Factors” in this Proxy Statement in deciding to approve, and recommend that our Members approve, the dissolution of the Company pursuant to the Plan of Dissolution.

In view of the variety of factors considered in connection with its evaluation of the Plan of Dissolution, our Board did not find it practical, and did not quantify or otherwise attempt, to assign relative weight to the specific factors considered in reaching its conclusions. In addition, our Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather conducted an overall analysis of the factors described above. In considering the factors described above, individual members of our Board may have given different weight to different factors.

Our Board believes that it is in our best interests and the best interests of our Members to distribute to the Members our net assets pursuant to the Plan of Dissolution. If our Members do not approve the dissolution of the Company pursuant to the Plan of Dissolution, our Board will explore what, if any, alternatives are available for the future of the Company, particularly given that we have terminated substantially all of our employees and have been actively pursuing the process of reducing expenses, selling our portfolios and terminating contractual relationships. There is currently little active business left to operate and rehiring employees may not be possible, or would take several months at a cost we are unable to estimate.

Possible alternatives include seeking to dissolve the Company by seeking approval of the Members at a later time or by court order or filing for bankruptcy, any of these alternatives likely resulting in diminished assets. At this time, our Board has considered these and other options and has determined that it is in the best interests of our Members to dissolve the Company, discharge obligations to creditors and return any remaining assets to our Members. If our Members do not approve the dissolution of the Company pursuant to the Plan of Dissolution, it is likely that we will have to seek a decree of judicial dissolutioin or file for bankruptcy.

In light of our limited resources, we have been seeking to maximize the value of our remaining portfolios and to settle obligations to our creditors. We are currently exploring opportunities to sell the Company’s portfolios in an effort to preserve the value of the assets given that debt portfolios decrease in value over time. The Board has determined that it is in the best interests of our Members to preserve the value of our assets by strategically timing the sale of our portfolios to one or two purchases, even if the sale occurs before Members take action to dissolve the Company.

Notice and Proxy Statement of Performance Capital Management, LLC - [*], 2010 |

Dissolution under California Law

The LLC Act provides that a limited liability may dissolve upon the approval of its Members. Following such approval, the dissolution is effected by filing a Certificate of Dissolution with the California Secretary of State (the “Effective Date”).

The LLC Act provides that once a company is dissolved, it continues its existence but may not carry on any business except that appropriate to wind up and liquidate its business and affairs. The process of winding up includes:

•	the satisfaction or making reasonable provision for satisfaction of liabilities and claims;

•	subject to the LLC Act and the Company’s Operating Agreement, the distribution of any remaining assets to the Unit Holders of the company; and

•	the taking of all other actions necessary to wind up the Company’s business and affairs.

Dissolution Process

In accordance with the Plan of Dissolution, we will commence a formal process whereby we will give notice of our dissolution and allow our creditors an opportunity to come forward to make claims for amounts owed to them. Once we have complied with the applicable statutory requirements and either repaid our creditors or reserved amounts for payment to our creditors, including amounts required to cover as-yet unknown or contingent liabilities, we will distribute any remaining amounts less any reserved amounts for the payment of our ongoing expenses, to our Unit Holders. For purposes of this Proxy Statement, we refer to this process (embodied in the Plan of Dissolution) as the “Dissolution Process”.

If the dissolution of the Company pursuant to the Plan of Dissolution is approved, the Board will take such actions as it deems, in its absolute discretion, necessary, appropriate or advisable to effect our dissolution. Likely included in this process are the steps set forth below.

After the Certificate of Dissolution has been filed with the Secretary of State, we will first give notice of the dissolution to all persons known to have a claim against us and publish such notice. If we receive claims after providing notice to potential claimants, we may reject, in whole or in part, any such claim within a statutorily defined period after receipt of such claim.

Pursuant to the LLC Act, we will also give notice of our dissolution to persons with contractual claims contingent upon the occurrence or non-occurrence of future events or otherwise conditional claims and request that such persons present such claims in accordance with the terms of such notice. We will then offer security as we deem sufficient to any such claimant who notifies us of any such contingent claim. If the claimant offered such security does not deliver a written notice to us rejecting the security offer within a statutorily defined period after receipt of such offer for security, the claimant will be deemed to have accepted such security as the sole source from which to satisfy its claim against us. Once we have completed these steps, we will pay or make provision for all other claims that are mature, known and uncontested or that have been finally determined by us to be due to a claimant.

Only after all of the foregoing steps have been completed may we distribute any remaining cash to our Unit Holders. Such liquidating distributions, if any, will be made to the Unit Holders, as other distributions have been made in the past, in accordance with their Percentage Interests as provided in the Operating Agreement. All determinations as to the time for and the amount and kind of distributions will be made by the Board in its absolute discretion, so long as the Board does not distribute amounts owed to creditors or required to be held as security for creditors. No assurances can be given that our current cash resources will be adequate to provide for our obligations, liabilities, expenses and claims, or to make any cash distributions to Unit Holders.

Principal Provisions of the Plan of Dissolution

This section of the Proxy Statement describes material aspects of the proposed Plan of Dissolution. While we believe that the description covers the material terms of the Plan of Dissolution, this summary may not contain all of the information that is important to you. You should carefully read this entire Proxy Statement, including the Plan of Dissolution attached as Appendix A hereto, and the other documents accompanying and/or incorporated by reference into this Proxy Statement for a more complete understanding of the Plan of Dissolution.

Notice and Proxy Statement of Performance Capital Management, LLC - [*], 2010 |

Approval of Dissolution of the Company Pursuant to the Plan of Dissolution

The dissolution of the Company pursuant to the Plan of Dissolution must be approved by the affirmative vote of a majority in voting power (50.01%) of the Member units outstanding as of the Record Date. The approval of the dissolution of the Company pursuant to the Plan of Dissolution by the requisite vote of the holders of our Member units will constitute approval of the Plan of Dissolution and a grant of full and complete authority for our Board and officers, without further Member action, to proceed with the dissolution and liquidation of the Company in accordance with any applicable provisions of the Company’s Operating Agreement and the LLC Act.

Dissolution and Liquidation

Dissolution Process
If the dissolution of the Company pursuant to the Plan is approved by the requisite vote of our Members, our Board, in its discretion and in accordance with the Operating Agreement and the LLC Act, will, at such times as deemed necessary, appropriate or advisable in the Company’s best interests and the best interests of its Members, complete the following steps:

	•	file the Certificate of Dissolution with the California Secretary of State.

•
cease to engage in regular business activities, and proceed to liquidate any remaining tangible assets, wind up the business of the Company and make distributions in accordance with the provisions of the Operating Agreement and the LLC Act ;

•
hire or otherwise retain, in the absolute discretion of the Board, such employees, agents, advisors, liquidators, brokers, professionals and/or representatives as the Board deems necessary or desirable to supervise or facilitate the winding up of the Company’s affairs and the distribution of assets (to the extent available) pursuant to the provisions of the LLC Act and the Operating Agreement;

	•	take full account of the Company’s assets and liabilities;

	•	liquidate the assets as promptly as is consistent with obtaining the fair market value thereof;

	•	apply and distribute the proceeds therefrom (if any) in the following order:

o
first, to the payment of creditors of the Company, including Members who are creditors to the extent permitted by law, but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Company assets; and

o
next, to the setting up of any reserves as required by law for any liabilities or obligations of the Company; provided, however, that said reserves shall be deposited with a bank or trust company in escrow (bearing interest) for the purpose of disbursing such reserves for the payment of any of the aforementioned contingencies; and

o
thereafter, upon the expiration of a reasonable period, to the Members to the extent of, and in proportion to, their unreturned Capital Contributions (as same is defined in the Operating Agreement) based on unreturned balances of original funds invested by Members and Economic Interest Owners, as called for in the Operating Agreement; and

		o	finally, to the Members in proportion to their Percentage Interests (as same is defined in the Operating Agreement);

•	take any and all other actions permitted or required by the LLC Act and any other applicable laws and regulations; and

•
upon the completion of the dissolution and winding up of the business of the Company, file, or cause to be filed, with the California Secretary of State, a Certificate of Cancellation of the Articles of Organization of the Company (and the Company shall thereafter cease to exist).

Authority of Directors

After the Effective Date, we expect that our Board or a trustee, as described below, will oversee the winding up of the business and affairs of the Company. If a trustee is not appointed, our Board may appoint officers, hire employees and retain independent contractors and agents in connection with the winding up process, and is authorized to pay compensation to or otherwise compensate our directors, officers, employees, independent contractors and agents above their regular compensation in recognition of the extraordinary efforts they may be required to undertake in connection with the successful implementation of the Plan of Dissolution. Approval of the dissolution of the Company pursuant to the Plan of Dissolution by the requisite vote of our Members will constitute approval by our Members of any such cash or non-cash compensation.

The approval of the dissolution of the Company pursuant to the Plan of Dissolution by our Members also will authorize, without further Member action, our Board to do and perform, or to cause our officers to do and perform, any and all acts and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that our Board deems necessary, appropriate or desirable, in the absolute discretion of the Board, to implement the Plan of Dissolution and the transactions contemplated thereby, including, without limitation, all filings or acts required by any state or federal law or regulation to wind up its affairs.

Notice and Proxy Statement of Performance Capital Management, LLC - [*], 2010 |

Liquidating Trust

If deemed necessary, appropriate or desirable by our Board, in furtherance of the liquidation and distribution of our assets to our Unit Holders in accordance with our Plan of Dissolution, we may, at any time, transfer to one or more liquidating trustees, for the benefit of our Unit Holders under a liquidating trust, any or all of our assets, including any cash intended for distribution to creditors and Unit Holders not disposed of at the time of dissolution of PCM. It is our current expectation that such a trustee would be appointed promptly after the Effective Date. Our Board is authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more of our directors, officers, employees, agents or representatives, to act as the initial trustee. Any trustee so appointed shall succeed to all right, title and interest of the Company of any kind and character with respect to such transferred assets and, to the extent of the assets so transferred and solely in its capacity as trustee, shall assume all of our claims and obligations, including any unsatisfied claims and unknown or contingent liabilities. Any conveyance of assets to a trustee shall be deemed to be a distribution of property and assets by us to our Unit Holders, including for U.S. federal and state income tax purposes. Approval of the dissolution of the Company pursuant to the Plan of Dissolution by our Members shall constitute the approval of any trustee so appointed, any liquidating trust agreement, and any transfer of assets by us to the trust.

Professional Fees and Expenses

It is specifically contemplated that we will obtain legal and accounting advice and guidance from one or more law and accounting firms in implementing the Plan of Dissolution, and we will pay all fees and expenses reasonably incurred by us in connection with or arising out of the implementation of the Plan of Dissolution, the prosecution, defense, settlement or other resolution of any claims or suits by or against us, the discharge, filing and disclosure of outstanding obligations, liabilities and claims, filing and resolution of claims with local, county, state and federal tax authorities, and the advancement and reimbursement of any fees and expenses payable by us pursuant to the indemnification we provide in our Operating Agreement, the LLC Act or otherwise. In addition, in connection with and for the purpose of implementing and assuring completion of the Plan of Dissolution, we may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons rendering services to us in connection with collection, sale, exchange or other disposition of our property and assets and the implementation of the Plan of Dissolution.

Indemnification

We will continue to indemnify our directors and officers to the maximum extent permitted in accordance with applicable law, our Operating Agreement, and any contractual arrangements, for actions taken in connection with the Plan of Dissolution and the winding up of our business and affairs, and we will indemnify any trustees and their agents on similar terms. Our Board and trustees are authorized to obtain and maintain insurance for the benefit of such directors and officers and trustees to the extent permitted by law and as may be necessary or appropriate to cover our obligations under the Plan of Dissolution, including seeking an extension in time and coverage of our insurance policies currently in effect.

Liquidating Distributions

We will, as determined by our Board and pursuant to the Dissolution Process, (i) pay or make reasonable provision to pay all claims and obligations, including all contingent, conditional or unmatured contractual claims known to us, (ii) make such provisions as will be reasonably likely to be sufficient to provide compensation for any claim against us which is the subject of a pending action, suit or proceeding to which the Company is a party and (iii) make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to us or that have not arisen but that, based on facts known to us, are likely to arise or to become known to us after the Effective Date. Any of our assets remaining after the payment or the provision for payment of our claims and obligations shall be distributed by us our Unit Holders in accordance with our Operating Agreement. Such distribution may occur all at once or in a series of distributions and in such amounts, and at such time or times, as our Board or trustees, in their absolute discretion, may determine upon completion of the Dissolution Process.

Notice and Proxy Statement of Performance Capital Management, LLC - [*], 2010 |

If any distribution to a Unit Holder cannot be made, whether because the Unit Holder cannot be located, has not surrendered certificates evidencing the Membership Interests or Economic Ownership Interests as required hereunder or for any other reason, the distribution to which such Unit Holder is entitled (unless transferred a liquidating trust) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the California State Controller.  The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such Unit Holder as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

Amendment, Modification or Abandonment of Plan of Dissolution

Our Board may not amend or modify the Plan of Dissolution under circumstances that would require additional Member approval under the LLC Act and federal securities laws without complying with such requirements. The Plan of Dissolution would be void upon the Member’s approving the abandonment and the filing of a Certificate of Continuation with the California Secretary of State.

Cancellation of Interests

The liquidating distributions to holders of Membership and Economic Owner Interests in the Company pursuant to the Plan of Dissolution shall be in complete redemption and cancellation of all of the outstanding interests in the Company. Thereafter, each Member and Economic Interest Owner will cease to have any rights with respect to his, her or its interests in the Company, except the right to receive final distributions pursuant to the Plan of Dissolution. If the surrender of unit certificates will be required following the dissolution, we will send you written instructions regarding such surrender.

Filing of Forms and Other Reports and Statements

Upon dissolution we will notify all jurisdictions of any withdrawals related to qualification to do business, file final tax returns and reports as required, and the proper Internal Revenue Service (“IRS”) forms related to the reporting of liquidating distributions to Unit Holders.

Estimated Liquidating Distributions

MANY OF THE FACTORS INFLUENCING THE AMOUNT OF CASH DISTRIBUTED TO OUR UNIT HOLDERS AS A LIQUIDATING DISTRIBUTION CANNOT CURRENTLY BE QUANTIFIED WITH CERTAINTY AND ARE SUBJECT TO CHANGE. ACCORDINGLY, YOU WILL NOT KNOW THE EXACT AMOUNT OF ANY LIQUIDATING DISTRIBUTIONS YOU MAY RECEIVE AS A RESULT OF THE PLAN OF DISSOLUTION WHEN YOU VOTE ON THE PROPOSAL TO APPROVE THE DISSOLUTION OF THE COMPANY PURSUANT TO THE PLAN OF DISSOLUTION. YOU MAY RECEIVE SUBSTANTIALLY LESS THAN THE AMOUNT WE CURRENTLY ESTIMATE.

As of December 16, 2009, the most recent practicable date, we had approximately $147,332 in cash and restricted cash. In addition to satisfying the liabilities reflected on our balance sheet, we anticipate using cash, and portfolios converted to cash, through the end of the Dissolution Process for a number of items, including the following:

•	ongoing operating, overhead and administrative expenses;

•	severance and termination benefits afforded to terminated employees;

•	purchasing insurance policies and coverage for periods subsequent to the Effective Date;

•	expenses incurred in connection with the dissolution, including proxy soliciting expenses; and

•	professional, legal, tax, accounting, and consulting fees.

This projected liquidating distribution analysis assumes that the dissolution of the Company pursuant to the Plan of Dissolution will be approved by our Members. The amount of any contingency reserve established by our Board will be deducted before the determination of amounts available for distribution to Unit Holders. Based on the foregoing, we currently estimate that the amount ultimately distributed to Unit Holders upon liquidation will be between approximately $0.16 and $0.61 per unit, based on 548,443 units outstanding.

The following estimates are not guarantees, do not reflect the total range of possible outcomes and have not been audited or reviewed by our independent registered public accounting firm. You may receive substantially less than the amount we currently estimate, or you may not receive any liquidating distributions if the dissolution of the Company pursuant to the Plan of Dissolution is not approved by the Members. This estimate also assumes that we will have sold our portfolios before the conclusion of the Dissolution Process and we do not receive any further servicing fees or revenues from the portfolios.

Notice and Proxy Statement of Performance Capital Management, LLC - [*], 2010 |

Estimated Liquidating Distributions to Unit Holders

	Low Range Net of Proceeds	High Range Net of Proceeds
Assets
Available Cash as of December 16, 2009	$147,000	$147,000
Estimated value of Portfolios as of December 16, 2009	$1,432,000	$1,432,000
Total Estimated Assets	$1,579,000	$1,579,000
Liabilities and Expenses
Accounts Payable and Accrued Liabilities as of December 16, 2009 (a)	$293,000	$293,000
Estimated Operating Expenses through Dissolution and Liquidation (b)	$547,000	$406,000
One-time Severance Payments (c)	$110,000	$110,000
Legal and Other Liquidation Costs (d)	$419,000	$339,000
Estimated Reserves, Contingencies and Allowance for Claims (e)	$122,000	$97,000
Total Estimated Liabilities and Expenses	$1,491,000	$1,245,000

Unit Holders’ Equity Available for Distribution	$88,000	$334,000
Units Outstanding	548,443	548,443
Estimated Distribution per Unit	$0.16	$0.61

Notes:

(a)	Includes directors’ compensation, accrued employee vacation time, officer vacations, legal and accounting fees, SEC compliance expenses and franchise taxes.

(b)
Includes rent, employee compensation, officers and directors’ compensation and expenses, legal and accounting expenses, and insurance costs through the estimated time of filing a Certificate of Cancellation.

(c)	Payment to Mr. Dave Caldwell upon termination of his employment in accordance with his employment agreement with the Company.

(d)
Includes principal and interest to be paid to the landlord in connection with the early termination of the Company’s office lease agreement, legal and accounting expenses, taxes, mailing costs, SEC compliance expenses and other wind up costs. Also includes the estimated costs for liquidation activities following dissolution which may include the establishment and maintenance of a liquidating trust for the benefit of Members, if the Board at the time determines that a liquidating trust is desirable.

(e)
This is an estimated range of potential claims, reserves and contingencies that may arise in the process of liquidation. While the Company is not aware of any specific claims that may be made or that are valid, other than those provided for in the financial statements, the Company believes that it is possible that some claims against the assets of the Company will be filed in the process of dissolution. The Company intends to review the claims and contest any claims that it does not believe are valid. However, some settlements may be made to minimize total costs, which have been provided for in this range.  We are currently a party to class action lawsuits. The merits of these cases have not yet been determined. The Company expects to prevail in these lawsuits; however, as litigation is inherently unpredictable, there can be no assurance in this regard. If the plaintiffs do prevail in any or all of the cases, the results could have a material effect on the Company’s financial position and distribution to Unit Holders. Please see the Condensed Notes to Consolidated Financial Statements in our report on Form 10-Q for the period ended September 30, 2009 for more information about the lawsuits.

Notice and Proxy Statement of Performance Capital Management, LLC - [*], 2010 |

Pursuant to the Plan of Dissolution, we intend to distribute any remaining cash to our Members upon completion of the Dissolution Process in accordance with the Plan of Dissolution. We may defend suits and incur claims, liabilities and expenses (such as salaries and benefits, severance, directors’ and officers’ insurance, payroll and local taxes, legal and accounting fees and miscellaneous office expenses) following approval of the dissolution of the Company pursuant to the Plan of Dissolution and may continue for up to 4 years following the Effective Date. Satisfaction of these claims, liabilities and expenses will reduce the amount of assets available for ultimate distribution to Members. While we cannot predict the actual amount of our liabilities, other obligations and expenses and claims against us, we believe that available cash will be adequate to provide for the satisfaction of our liabilities, other obligations and expenses and claims against us and that we will make one or more cash distributions to Unit Holders. The estimated range of approximately $0.16 to $0.61 per unit is our best current estimate of the aggregate amount of cash that will ultimately be available for distribution to Unit Holders.

Assuming that the dissolution of the Company pursuant to the Plan of Dissolution is approved by the requisite vote of our Members, we intend to pay or make reasonable provision for the payment of claims against and obligations of the Company. We presently expect to make an initial distribution as soon as reasonably practicable following the completion of the Dissolution Process. We are not able to predict with certainty the precise nature, amount or timing of any distributions, primarily due to our inability to predict the amount of our remaining liabilities and the amount that we will expend during the Dissolution Process. To the extent that the amount of our liabilities or the amounts that we expend during the liquidation are greater than we anticipate, our Unit Holders may receive substantially less than the amount we currently estimate.

Conduct of the Company Following the Effective Date

Assuming that the dissolution of the Company pursuant to the Plan of Dissolution is approved by the requisite vote of our Members, we intend to file a Certificate of Dissolution with the Secretary of State as soon as reasonably practicable thereafter. We intend to file a report on Form 8-K with the SEC in advance of the anticipated Effective Date. After the Effective Date, we may not carry on any business except that appropriate to wind up and liquidate our business and affairs, including satisfying or making reasonable provision for the satisfaction of our liabilities and, subject to legal requirements, distributing our remaining assets among our Unit Holders.

Contingency Reserve

Under the LLC Act, we are required, in connection with our dissolution, to satisfy or make reasonable provision for the satisfaction of all claims and liabilities. Following the Effective Date, and in accordance with the Dissolution Process, we will pay all expenses and other known liabilities and establish a contingency reserve, consisting of cash or other assets, that we determine will be adequate for the satisfaction of all current, contingent or conditional claims and liabilities. We also may seek to retain funds to acquire insurance coverage and take other steps our Board determines are reasonably calculated to provide for the satisfaction of the reasonably estimated amount of such liabilities. We are currently unable to provide a precise estimate of the amount of the contingency reserve or the cost of insurance or other steps we may undertake to make provision for the satisfaction of liabilities and claims, but any such amount will be deducted before the determination of amounts available for distribution to Members.

Potential Liability of Members

Under the LLC Act, if the amount of the contingency reserve and other measures calculated to provide for the satisfaction of liabilities and claims are insufficient to satisfy the aggregate amount ultimately found payable in respect of our liabilities and claims against us, each Unit Holder could be held liable for amounts due to creditors up to the amounts distributed to such Unit Holder under the Plan of Dissolution.

Notice and Proxy Statement of Performance Capital Management, LLC - [*], 2010 |

The potential for Member liability regarding a distribution may continues for up to 4 years after the Effective Date. Under the LLC Act, our dissolution does not remove or impair any remedy available against the Company, our directors, officers or Members for any right or claim existing, or any liability incurred, prior to such dissolution or arising thereafter, unless the action or other proceeding thereon is not commenced within the statute of limitations applicable to the cause of action or 4 years after the Effective Date, whichever is earlier.

If we were found to have failed to make adequate provision for our expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the contingency reserve, a creditor could seek an injunction against us to prevent us from making distributions to our Unit Holders under the Plan of Dissolution. Any such action could delay and substantially diminish liquidating distributions to our Unit Holders.

Reporting Requirements

We have an obligation to comply with the applicable reporting requirements of the Exchange Act because our units are registered pursuant to Section 12(g) of the Exchange Act. If the dissolution of the Company pursuant to the Plan of Dissolution is approved, we will deregister our units and will terminate our reporting obligations under Section 15(d) of the Exchange Act. To the extent that we have any remaining filing obligations, such as our annual report on Form 10-K for the year ending December 31, 2009, we expect that we would petition the SEC to allow us to avoid making this filing. However, the SEC may not grant us the requested relief. To the extent that we are unable to suspend our obligation to file periodic reports with the SEC, we would be obligated to continue complying with the applicable reporting requirements of the Exchange Act for a limited period of time and will be required to continue to incur the expenses associated with these reporting requirements, which will reduce the cash available for distribution to our Members.

Cancellation of Outstanding Units

The liquidating distributions to holders of Membership and Economic Owner Interests in the Company pursuant to the Plan of Dissolution shall be in complete redemption and cancellation of all of the outstanding interests in the Company. Thereafter, each Member and Economic Interest Owner will cease to have any rights with respect to his, her or its interests in the Company, except the right to receive final distributions pursuant to the Plan of Dissolution. If the surrender of unit certificates will be required following the dissolution, we will send you written instructions regarding such surrender.

Absence of Dissenters Rights

Under the LLC Act, holders of our units are not entitled to assert dissenters rights with respect to the Plan of Dissolution.

Regulatory Approvals

We are not aware of any U.S. federal or state regulatory requirements or governmental approvals or actions that may be required to consummate the Plan of Dissolution, except for compliance with applicable SEC regulations in connection with this Proxy Statement and compliance with the LLC Act. If our Members approve the dissolution of the Company pursuant to the Plan of Dissolution, we intend to file our Certificate of Dissolution with the Secretary of State as soon as reasonably practicable after the approval.

Interests of Management in the Dissolution and Liquidation of the Company

Six of our seven directors are Members of the Company, so they have a vested interest in maximizing the value of the Company’s assets and the distributions to the Members, as well as settling all liabilities and expenses in order to effect the dissolution of the Company. In the meantime, both management and the directors of the Company will continue to receive compensation as follows.

Officer Compensation:  Until their termination of employment, Mr. Caldwell and Mr. Bard will continue to receive their respective monthly salaries of $16,500 and $11,250, and medical insurance coverage. On January 15, 2010, Mr. Bard’s employment with the Company will terminate. Since Mr. Bard is resigning, he is not entitled to severance upon his departure, but will receive compensation for his accrued unused vacation time as well as COBRA insurance coverage. If the Company terminates Mr. Caldwell’s employment pursuant to his employment agreement with the Company, he will receive a severance payment in the amount of $110,000 and compensation for his accrued unused vacation time as well as COBRA insurance coverage.

Notice and Proxy Statement of Performance Capital Management, LLC - [*], 2010 |

Board Compensation:  Until their resignations, members of our Board of Directors will continue to each receive $1,350 per regular Board meeting, with the exception of Mr. Rutherford, our Audit Committee financial expert, who will continue to receive $2,183 per regular Board meeting. All directors will also continue to receive reimbursement for travel and out-of-pocket expenses incurred in connection with attendance at all meetings. The Board has agreed to pay Mr. Barnhizer approximately $10,000 for advisory and legal services rendered to the Company in connection with matters surrounding the possible sale of the Company’s portfolios.

Indemnification:  Following dissolution, we will continue to indemnify our directors, officers, employees and agents to the maximum extent permitted in accordance with applicable law, our Operating Agreement and any contractual arrangements for actions taken in connection with the Plan of Dissolution and the winding up of our business and affairs. Our Board is authorized to obtain and maintain insurance for the benefit of such directors, officers, employees, and agents to the extent permitted by law and as may be necessary or appropriate to cover our obligations under the Plan of Dissolution, including seeking an extension in time and coverage of the Company’s insurance policies currently in effect. As part of the Dissolution Process, we will purchase insurance policies and coverage for periods subsequent to the Effective Date.

Required Vote

Members as of the Record Date, December 31, 2009, are entitled to vote on this proposal. The approval of the dissolution of the Company pursuant to the Plan of Dissolution requires the affirmative vote of a majority in voting power (50.01%) of the outstanding Member units. Abstentions and broker non-votes will have the same effect as votes against this proposal. It is intended that Member units represented by the enclosed form of Consent will be voted in favor of the proposal unless otherwise specified in such Consent.

Recommendation of our Board

Our Board has determined that the dissolution and liquidation of the Company pursuant to the Plan of Dissolution is fair and in our best interests and the best interests of our Members and unanimously recommends that Members vote “FOR” approval of the dissolution of the Company pursuant to the Plan of Dissolution.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of certain material U.S. federal income tax consequences to you of the liquidation under the Plan of Dissolution.  This discussion is not a complete analysis of all potential consequences, nor does it address any tax consequences arising under any state, local, foreign or other tax laws. The discussion is based on current U.S. federal income tax laws, including the Internal Revenue Code of 1986, as amended (the “Code”). There can be no assurance that the Internal Revenue Service will not take a contrary position regarding the tax consequences of the liquidation or that any such contrary position would not be sustained by a court.

The summary applies only to Members who hold their interests in the Company as capital assets within the meaning of Section 1221 of the Code and does not apply to Members who received their interests pursuant to the exercise of employee options or otherwise as compensation or to certain types of members who may be subject to special rules (such as tax-exempt investors, financial institutions, brokers and dealers in securities, banks, thrifts, trusts, insurance companies, corporations that may be treated as personal holding companies under the Code or persons holding our interests as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction).  This discussion applies only to “United States persons” within the meaning of the Code.  Additionally, if a partnership holds our interests, the tax treatment of a partner generally will depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding interests in the Company should consult their tax advisors regarding the tax consequences of the liquidation.

General

Approval of the dissolution pursuant to the Plan of Dissolution generally should not affect the U.S. federal income tax rules applicable to your investment in the Company.  Throughout the process of liquidation, the Company should continue to be treated as a partnership for federal income tax purposes.  Certain federal income tax consequences of the liquidation are summarized below.

Notice and Proxy Statement of Performance Capital Management, LLC - [*], 2010 |

Distributive Shares

As a partnership for federal income tax purposes, the Company will continue not to be subject to federal income tax, but the Members will be taxed on their respective distributive shares of the Company’s income, gain, loss, deductions and credits resulting from transactions pursuant to the liquidation, which will “flow through” the Company to the members. Each Member will continue to report on its federal income tax return its distributive share of the Company’s items of income, gain, loss, deduction and credit for the taxable year, whether or not amounts of cash or other property representing such distributive share have been actually distributed to it. Income will generally include any income from the cancellation of Company debt during the liquidation process unless an exception applies under the Code.  Members will be required to treat the Company’s tax items consistently with their treatment on the information tax returns filed by the Company unless the Member discloses the inconsistency.

The Company expects to recognize ordinary income and capital gains and losses during the process of liquidation.  Further, to the extent the Company is considered to have held the assets it liquidates for sale to customers in the ordinary course of business, any gain or loss on such sales would be considered ordinary income or loss and would be considered unrelated business taxable income for tax-exempt members. Whether assets are held for sale to customers generally depends on an interpretation of the facts and circumstances involving any sales, including the number, frequency, regularity and nature of dispositions and the activities of the person facilitating such dispositions. Although we do not anticipate sales pursuant to our liquidation being characterized in this manner, no assurances can be given due to the fact-intensive nature of the determination and the fact that any characterization ultimately will depend on the manner in which we are able to liquidate our assets.

Distributions

Distributions of cash or other property generally may be received by a member without federal income tax.  However, in some circumstances distributions will be taxable.  Cash and certain marketable securities distributed in excess of a member’s adjusted tax basis in its interest in the Company generally would be treated as gain from the sale or exchange of such interest. Any such gain generally would be treated as a capital gain, and as to non-corporate Members who will have held their interests for more than one year, would qualify for lower federal income tax rates.  If the Company distributes any asset, other than marketable securities, in-kind to any or all of its Members, generally no gain will be recognized by a Member until such time as the Member disposes of the asset. To the extent distributions were considered liquidating distributions, generally the Members would receive bases in assets distributed in-kind corresponding to their remaining bases in their interests in the Company. A Member’s adjusted tax basis in its interest is generally equal to its contributions to the capital of the Company, plus its distributive share of the Company’s income and gains, minus the Company’s distributions to it and its distributive share of the Company’s deductions and losses.

If a Member realizes a loss upon the Company’s final liquidating distribution (i.e., the member’s adjusted tax basis in its interest, after taking into account all of the Company’s income, gains, losses and deductions and all prior distributions, exceeds the amount or value of the final distribution to the member), the Member will be entitled to recognize such loss for federal income tax purposes only if the Company’s liquidating distribution consists solely of cash, “unrealized receivables” and “inventory” (each as defined in the Code). If the Company distributes “unrealized receivables” or “inventory”, a portion of any gain or loss may be characterized as ordinary income or loss.  Generally, however, any loss would be a capital loss, the current utilization of which is limited to the amount of the Member’s capital gains for the year (plus, in the case of a non-corporate member, $3,000).

THE TAXATION OF PARTNERS IN PARTNERSHIPS IS COMPLEX. THE ABOVE DISCUSSION DOES NOT ATTEMPT TO COMMENT UPON ALL TAX MATTERS THAT MAY AFFECT THE COMPANY OR ITS MEMBERS IN THE COURSE OF THE LIQUIDATION, NOR DOES IT CONSIDER THE VARIOUS FACTS OR LIMITATIONS THAT MAY BE RELEVANT TO ANY PARTICULAR MEMBER. MEMBERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL, FOREIGN AND NON-INCOME TAX CONSEQUENCES TO THEM OF THE DISSOLUTION AND LIQUIDATION.

Liquidating Trusts

If we transfer assets to a liquidating trust for the benefit of our Members, we intend to treat any such liquidating trust as a grantor trust of the Members. Assuming the liquidating trust is properly characterized as a grantor trust, Members will be treated for U.S. federal income tax purposes as first having constructively received their share of the property transferred to the trust in a taxable transaction and then having contributed such property to the trust. In the event that one or more liquidating trusts are formed, the Members generally will receive notice of the transfer(s). The amount of the deemed distribution to the Members generally will be reduced by the amount of any known liabilities assumed by the liquidating trust or to which the transferred property is subject. A liquidating trust qualifying as a grantor trust is itself not subject to U.S. federal income tax. Former holders of units of the Company, as owners of the liquidating trust, would be required to take into account for U.S. federal income tax purposes their respective allocable portions of any income, gain or loss recognized by such liquidating trust, whether or not they receive any actual distributions from the liquidating trust, and accordingly may recognize taxable income without the receipt of cash. As a result, Members will not be subject to tax when distributions are actually made by the liquidating trust and, if Members never receive an amount previously treated as income as a distribution from the liquidating trust, the Members may be entitled to a loss deduction. Members would receive annual statements from the liquidating trust reporting their respective allocable shares of the various tax items of the trust.

Notice and Proxy Statement of Performance Capital Management, LLC - [*], 2010 |

Back-Up Withholding

The gross amount of any distributions paid pursuant to the Plan of Dissolution to a Member that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be reduced by backup withholding at the rate applicable at the time of such distributions. Back-up withholding generally will not apply to payments made to some exempt recipients, such as a corporation or a Member who furnishes a correct taxpayer identification number or provides a certificate of non-U.S. status and provides certain other required information. Back-up withholding is not an additional tax. Amounts that are withheld under the back-up withholding rules may be refunded or credited against the Member’s U.S. federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Members should consult their own tax advisors regarding application of back-up withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current law.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. This Proxy Statement incorporates by reference our annual report on Form 10-K for the year ended December 31, 2008 as filed with the SEC on April 7, 2009 as well as our subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 as filed with the SEC.  In addition, all reports subsequently filed by the Company pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the date action is to be taken with respect to the dissolution, shall be deemed to be incorporated by reference herein. These periodic reports can be found on the following web site along with a copy of this Proxy Statement: http://www.[*].

Any statement contained in a document incorporated by reference into this Proxy Statement will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

WHERE YOU CAN FIND MORE INFORMATION

You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Upon the written or oral request of a Member, we will provide without charge, by first class mail or other equally prompt means within two business days of receipt of such request, a copy of this Proxy Statement and any and all of the documents incorporated by reference in this Proxy Statement (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed in writing to: Performance Capital Management, LLC, 7001 Village Drive, Suite 255, Buena Park, California 90621, Attn: David J. Caldwell or by calling [*].

Notice and Proxy Statement of Performance Capital Management, LLC - [*], 2010 |

WHO CAN HELP ANSWER YOUR QUESTIONS

If you have any questions about voting your units on the matters contained in this Proxy Statement, you may contact the Board or management by sending an email message to [*] or leaving a voice message at [*]. Depending upon your question(s), our response may not be made directly to you, but will take the form of a written communication to all Members.

By Order of the Board of Directors,

/s/ David J. Caldwell
David J. Caldwell
Chief Operations Officer

[*], 2010

Buena Park, California

Notice and Proxy Statement of Performance Capital Management, LLC - [*], 2010 |

APPENDIX A

This Plan of Dissolution should be reviewed by each member of the Company in conjunction with the Company’s most recent periodic reports filed with the Securities and Exchange Commission (“SEC”) on Forms 10-K and 10-Q pursuant to Section 13 of the Securities Exchange Act of l934, as amended (the “1934 Act”), and the Proxy Statement accompanying this Plan of Dissolution filed with the SEC pursuant to Section 14 of the 1934 Act. The contents of this Plan of Dissolution and any prior or subsequent communications from the Company or any of its officers, employees or representatives are not to be construed as legal or tax advice or as information necessarily applicable to your particular situation. It is strongly recommended that each member of the Company review and analyze the Plan of Dissolution and the Proxy Statement with the assistance of such member’s personal legal and financial advisors.

PLAN OF DISSOLUTION
OF
PERFORMANCE CAPITAL MANAGEMENT, LLC

This Plan of Dissolution (the “Plan”) sets forth the process by which Performance Capital Management, LLC, a California limited liability company (the “Company”), intends to dissolve, liquidate the assets and formally wind up the business of the Company in accordance with California’s Beverly-Killea Limited Liability Company Act (the “LLC Act”) and the Operating Agreement for the Company, as amended (the “Operating Agreement”). A copy of the Operating Agreement is attached hereto as Exhibit 1, and a copy of the First Amendment to the Operating Agreement is attached hereto as Exhibit 2 and a copy of the Second Amendment to the Operating Agreement is attached hereto as Exhibit 3, and each are incorporated herein by this reference.

1.
Board Approval; Required Approval by Members of the Company. On November 30, 2009, the Board of Directors of the Company (the “Board”) unanimously approved the dissolution and liquidation of the Company pursuant to this Plan.  The Board, in turn, desires to obtain the written approval and ratification of the dissolution and liquidation of the Company pursuant to this the Plan by the holders of a majority (the “Majority in Interest”) of the percentage interests (the “Membership Interests”) in the Company held by all members (individually a “Member” and collectively the “Members”) on the record date (“Membership Interests”), as required pursuant to the provisions of the Operating Agreement and the LLC Act.  To that end, the Board intends to provide all Members with a “Written Consent in Lieu of Special Meeting of the Members of Performance Capital Management, LLC”(the “Consent”) to vote their Membership Interests.  The purpose of the Consent shall be to obtain the approval of a Majority in Interest of the Membership Interests in favor of adoption of the Plan.  In the event that Members constituting a Majority in Interest of the Membership Interests vote in favor of approval of the dissolution and liquidation of the Company pursuant to this Plan by Consent, the Board and/or other authorized representative(s) of the Company shall proceed with the dissolution, liquidation and winding up of the business of the Company as provided herein.

2.
Certificate of Dissolution; Effective Date. Should the holders of a Majority in Interest of the Membership Interests approve the Plan, then, shortly thereafter, the Company will file a certificate of dissolution (the “Dissolution Certificate”) with the California Secretary of State.  The date of filing of the Dissolution Certificate shall be referred to herein as the “Effective Date”.

3.
Cessation of Business Activities. Upon the Effective Date, the Company shall cease to engage in its regular business activity, and shall thereafter proceed to liquidate the assets, wind up the business of the Company and make distributions in accordance with the provisions of the Operating Agreement and the LLC Act.

4.
Continuing Employees and Advisors. For the purpose of effectuating the dissolution and liquidation of the Company, the Company shall hire or otherwise retain, in the absolute discretion of the Board, such employees, agents, advisors, liquidators, brokers, professionals and/or representatives as the Board deems necessary or desirable to supervise or facilitate the winding up of the Company’s affairs, the liquidation of the Company’s assets and the distribution of proceeds (to the extent available) pursuant to the provisions of the LLC Act and the Operating Agreement.

Appendix A - Plan of Dissolution of Performance Capital Management, LLC |
1

5.	Liquidation. From and after the Effective Date, the Board (or in the case there is no Board, the Members) shall:

a.	take full account of the Company’s assets and liabilities;

b.	liquidate the assets as promptly as is consistent with obtaining the fair market value thereof; and

c.	apply and distribute the proceeds therefrom (if any) in the following order:

i
first, to the payment of creditors of the Company, including Members who are creditors to the extent permitted by law, but excluding secured creditors whose obligations will be assumed or otherwise transferred on the liquidation of Company assets; and

ii
next, to the setting up of any reserves as required by law for any liabilities or obligations of the Company; provided, however, that said reserves shall be deposited with a bank or trust company in escrow (bearing interest) for the purpose of disbursing such reserves for the payment of any of the aforementioned contingencies; and

iii
thereafter, upon the expiration of a reasonable period, to the Members to the extent of, and in proportion to, their unreturned Capital Contributions (as same is defined in the Operating Agreement) based on unreturned balances of original funds invested by Members and Economic Interest Owners, as called for in the Operating Agreement; and

iv	finally, to the Members in proportion to their Percentage Interests (as same is defined in the Operating Agreement).

6.
Establishment of Reserves.   After determining all of the known debts and liabilities of the Company in the process of winding up the business of the Company, the remaining assets shall be distributed among the Members in accordance with the provisions of Section 17353 of the LLC Act.  The payment of a debt or liability, whether the whereabouts of the creditor is known or unknown, will have been adequately provided for by either of the following: (a) the payment will have been assumed or guaranteed in good faith by a person deemed by the Members or the Board to be financially responsible based upon a good faith determination made with reasonable care at the time of any distribution of assets; or (b) the maximum amount of all such claims will have been deposited in trust with the California State Controller.

7.
Liquidating Trust.  If deemed necessary, appropriate or desirable by the Board, in its absolute discretion, in furtherance of the liquidation and distribution of the Company’s assets to the Members, as a final liquidating distribution or from time to time, the Company may transfer and assign to one liquidating trustee (the “Trustee”), for the benefit of the Members, under a liquidating trust (the “Trust”), all (but not less than all) of the assets of the Company.  If all of the assets of the Company are transferred to the Trust, each Member shall receive an interest (a “Trust Interest” or "Trust Interests") in the Trust equal to his, her, or its interest in the assets of the Company on that date as determined by the Trustee.  All distributions from the Trust will be made pro rata in accordance with the Members' respective Trust Interests.  The Trust Interests shall not be transferable except (i) that a Member may transfer his, her, or its Trust Interest to such Member’s Affiliates (as defined in the Operating Agreement), Family Members (as defined in the Operating Agreement), partners, shareholders, or members of the transferring Member or entities controlled by one of the foregoing, or (ii) as expressly provided under the provisions of the Trust Agreement (as defined below).  The Board is hereby authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more officers, directors, employees, agents or representatives of the Company, to act as the initial Trustee for the benefit of the Members and to receive any assets of the Company.  Any Trustee appointed hereunder shall succeed to all right, title, and interest of the Company of any kind and character with respect to such transferred assets, including, without limitation, any causes of action held by the Company, and, to the extent of the assets so transferred and solely in its capacity as Trustee, shall assume all of the liabilities and obligations of the Company, including, without limitation, any unsatisfied claims and unascertained or contingent liabilities.  Further, any conveyance of assets to the Trustee shall be deemed to be a distribution of property and assets by the Company to the Members.  Any such conveyance to the Trustee shall be in trust for the Members.  The Company, as authorized by the Board, in its absolute discretion, shall enter into a written liquidating trust agreement (the "Trust Agreement") with the Trustee, on such terms and conditions as the Board, in its absolute discretion, may deem necessary, appropriate or desirable.  Approval of the dissolution of the Company pursuant to this Plan by the Members shall constitute the approval of the Members of the appointment of a Trustee under the Trust Agreement.  In the event the Board establishes a Trust, then the Trustee shall be deemed to have all of the powers of the Company under this Plan, and shall be deemed to have the powers to act in the Board’s stead from and after the date of the Trustee’s appointment with respect to all matters upon which the Board is otherwise empowered to act under this Plan, as if such powers and authority had been originally granted to the Trustee.

Appendix A - Plan of Dissolution of Performance Capital Management, LLC |
2

8.
Consent to Sale of Assets, Etc.  Approval of this Plan by the holders of a Majority in Interest of the Membership Interests shall also constitute the approval of the sale, exchange or other disposition in liquidation of all of the property and assets of the Company by the Board, whether such sale, exchange or other disposition occurs in one transaction or a series of transactions, and shall constitute ratification of all contracts for sale, exchange or other disposition upon approval of this Plan by the holders of a Majority in Interest of the Membership Interests.

9.
Abandoned Property. If any distribution to a Member cannot be made, whether because the Member cannot be located, has not surrendered certificates evidencing the Membership Interests as required hereunder or for any other reason, the distribution to which such Member is entitled (unless transferred to the Trust established pursuant to Section 7 hereof) shall be transferred, at such time as the final liquidating distribution is made by the Company, to the California State Controller.  The proceeds of such distribution shall thereafter be held solely for the benefit of and for ultimate distribution to such Member as the sole equitable owner thereof and shall be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event shall the proceeds of any such distribution revert to or become the property of the Company.

10.
Expenses of Dissolution. In connection with and for the purpose of effectuating the dissolution of the Company, winding up the Company’s affairs and otherwise implementing this Plan, the Company may, in the absolute discretion of the Board, pay any brokerage, agency, professional and other fees and expenses of persons or entities rendering services to the Company in connection with the dissolution of the Company, the winding up of the Company’s affairs and the implementation and completion of this Plan including, without limitation, services rendered to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets.

11.
Compensation. In connection with and for the purpose of effectuating the dissolution of the Company, winding up the Company’s affairs and otherwise implementing this Plan, the Company or the Trustee may, in the absolute discretion of the Board or the Trustee, pay the Company’s officers, directors, employees, agents,  professionals, representatives and advisors, or any of them, compensation, in money or other property, as salary, commission, severance, bonus or otherwise, for the efforts they, or any of them, will be required to undertake, or actually undertake, in connection with the dissolution of the Company, the winding up of the Company’s affairs and/or the implementation of this Plan.

12.
Indemnification.  Subject to the restrictions and limitations and in accordance with the provisions of Article IX of the Operating Agreement and contractual arrangements as therein or elsewhere provided, the Company shall continue to indemnify its Members, officers, directors, agents, and Trustee.

13.
Authorization. The Board is hereby authorized, without further action by, or notice to, the Members, to do and perform or cause the officers of the Company, subject to approval of the Board, to do and perform, any and all acts, and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind which are deemed necessary, appropriate or desirable, in the absolute discretion of the Board, in furtherance of this Plan.

14.
Certificate of Cancellation.  Upon the completion of the dissolution, liquidation and winding up of the business of the Company, the Board shall file, or cause to be filed, with the California Secretary of State, a certificate of cancellation of the articles of organization of the Company and the Company shall thereafter cease to exist.

Appendix A - Plan of Dissolution of Performance Capital Management, LLC |
3

FORWARD LOOKING STATEMENTS

The forward-looking statements in this Plan of Dissolution involve significant risks, assumptions and uncertainties, and a number of factors, both foreseen and unforeseen, could cause actual results to differ materially from the Company’s current expectations. Forward-looking statements include those that express a plan, belief, expectation, estimation, anticipation, intent, contingency, future development or similar expression. Readers should not rely upon forward-looking statements as predictions of future events. The outcome of the events described in these forward-looking statements are subject to the risks, uncertainties and other factors described in the Proxy Statement accompanying this Plan of Dissolution and the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and in subsequent quarterly reports on Form 10-Q. The Company expressly disclaims any intent to update forward-looking statements.

LIST OF EXHIBITS

Exhibit 1	Operating Agreement for Performance Capital Management, LLC

Exhibit 2	First Amendment to Operating Agreement for Performance Capital Management, LLC

Exhibit 3	Second Amendment to Operating Agreement for Performance Capital Management, LLC

 Appendix A - Plan of Dissolution of Performance Capital Management, LLC